LEGGETT & PLATT, INCORPORATED


                 EMPLOYEE STOCK PURCHASE/STOCK BONUS PLAN


                                AS RESTATED


                      EFFECTIVE AS OF JANUARY 1, 1989


                  (as amended through Amendment No. Five)

























                             TABLE OF CONTENTS
                                    TO
                       LEGGETT & PLATT, INCORPORATED
                 EMPLOYEE STOCK PURCHASE/STOCK BONUS PLAN
                                AS RESTATED
                      EFFECTIVE AS OF JANUARY 1, 1989

ARTICLE/SECTION                   SUBJECT                              PAGE

                               INTRODUCTION

I.        DEFINITIONS                                                     1

1.01      Accounting Year                                                 1
1.02      Accounts                                                        1
1.03      Anniversary Date                                                1
1.04      Attained Age                                                    1
1.05      Beneficiary                                                     1
1.06      Board of Directors                                              2
1.07      Committee                                                       2
1.08      Compensation                                                    2
1.09      Compensation Base                                               2
1.10      Contingent Beneficiary                                          3
1.11      Early Retirement Date                                           4
1.12      Effective Date                                                  4
1.13      Eligible Employee                                               4
1.14      Employee                                                        4
1.15      Employer                                                        5
1.16      Employer Stock                                                  5
1.17      Employer Contributions Account/
               Other Investments                                          5
1.17A     Employer Contributions Account/
               Diversified Investments                                    5
1.18      Employer Contributions Account/Stock                            6
1.19      ESOP Transfer Account/Other Investments                         6
1.20      ESOP Transfer Account/Stock                                     6
1.21      ESOP Transfer Contributions                                     6
1.22      Forfeitures                                                     6
1.23      Highly Compensated Employee                                     6
1.24      Hour of Service                                                 8
1.25      Limited Participant                                             9
1.26      Net Profits                                                     9
1.27      Normal Retirement Date                                          9
1.28      One Year Break in Service                                       9
1.29      Participant                                                    10
1.30      Participant Contributions Account/
               Other Investments                                         10
1.30A     Participant Contributions Account/Diversified
               Investments                                               10
1.31      Participant Contributions Account/Stock                        10
1.32      Participant Deductible Contributions
               Account/Stock                                             11

                                    (i)

ARTICLE/SECTION                   SUBJECT                              PAGE

1.33      Participation Date                                             11
1.34      Plan                                                           11
1.35      Rollover Account/Other Investments                             11
1.36      Rollover Account/Stock11
1.37      Rollover Contributions                                         11
1.38      Sponsoring Employer                                            11
1.39      Total and Permanent Disability                                 11
1.40      Trust Agreement                                                12
1.41      Trustee                                                        12
1.42      Trust Fund                                                     12
1.43      Valuation Date                                                 12
1.44      Vesting Service                                                12

II.       PARTICIPATION IN THE EMPLOYEE STOCK PURCHASE/
          STOCK BONUS PLAN AND CONTRIBUTIONS BY THE
          PARTICIPANTS                                                   13

2.01      Eligibility                                                    13
2.02      Employee Contributions                                         14
2.03      Suspension of Nondeductible Contributions                      16
2.04      Resumption of Nondeductible Contributions                      16
2.05      Limited Participant                                            16
2.06      Exclusion of Highly Compensated Employees                      16
2.07      Plan Controlling                                               17

III.      CONTRIBUTIONS BY THE EMPLOYER                                  17

3.01      Matching Employer Contributions                                17
3.02      Additional Employer Contributions                              17
3.03      Limit on "Annual Additions"                                    18
3.04      Corrective Adjustments in Annual Additions                     18
3.05      Combined Plan Limits                                           19

IV.       ACCOUNTS OF PARTICIPANTS                                       20

4.01      Determination of Fair Market Value                             20
4.02      Adjustment of Other Investments and Diversified
               Investments Accounts                                      21
4.03      Adjustment of Stock Accounts                                   23
4.04      Quarterly Participant Account Statements                       24
4.05      Best Judgment Rule                                             24
4.06      Special Valuation Dates                                        24
4.07      Allocation of Dividends                                        24
4.08      Diversified Investments for Certain
          Participants and Accounts                                      25
4.09      ERISA Sec. 404(c) Compliance Intended                          28





                                   (ii)

ARTICLE/SECTION                   SUBJECT                              PAGE

V.        PAYMENT OF BENEFITS TO PARTICIPANTS                            28

5.01      Distribution on Early or Normal Retirement                     28
5.02      Employment Beyond Normal Retirement                            29
5.03      Distribution on Death                                          29
5.04      Distribution on Disability                                     29
5.05      Distribution on Termination of Employment                      29
5.06      In-Service Withdrawals                                         30
5.07      Distributions Usually in Employer Stock                        32
5.08      Distribution Date                                              33
5.09      Forms of Distribution                                          34
5.10      Segregating Accounts of Former Participants                    34
5.11      Death Payments to Contingent Beneficiaries                     35
5.12      Special Rules Applicable to Deductible
               Participant Contributions                                 35
5.13      Reemployment/Repayment of
               Benefits/Restoration of Accounts                          36
5.14      Qualified Domestic Relations Orders                            38
5.15      Required Tax Withholding; Notice                               38

VI.       THE COMMITTEE                                                  38

6.01      Composition and Duties of Committee                            38
6.02      Term; No Compensation                                          39
6.03      Claims Procedure                                               39
6.04      Required Vote; Records of Committee                            40
6.05      Directing Payments                                             40
6.06      Nondiscrimination                                              40
6.07      Written Instructions to Trustee                                40
6.08      Duty to Maintain Participant Accounts                          41
6.09      Employment of Counsel                                          41
6.10      Indemnification                                                41

VII.      THE TRUST FUND AND TRUSTEE                                     41

7.01      Trust Agreement                                                41
7.02      Trust Fund                                                     41
7.03      Removal of Trustee                                             41
7.04      Powers of Trustee                                              41
7.05      Trust Agreement Part of the Plan                               42
7.06      Settlement of Accounts of Trustee                              42

VIII.     AMENDMENT AND TERMINATION                                      42

8.01      Amendment of Plan                                              42
8.02      Termination of Plan                                            42
8.03      Full Vesting of Accounts on Plan Termination                   42
8.04      Return of Mistaken/Nondeductible Employer
               Contributions                                             42


                                   (iii)


ARTICLE/SECTION                   SUBJECT                              PAGE

IX.       MISCELLANEOUS PROVISIONS                                       43

9.01      Corporate Merger or Consolidation                              43
9.02      Plan Transfer or Merger                                        43
9.03      Plan Benefits Not Subject to
               Claims of Creditors                                       43
9.04      No Contractual Obligation                                      43
9.05      Suspension of Employer Contributions                           44
9.06      No Right of Employment                                         44
9.07      Governing Law                                                  44
9.08      Distribution to a Minor or Incompetent                         44
9.09      Named Fiduciaries                                              44
9.10      Committee and Trustee Responsibilities                         44
9.11      Nondiversion Clause                                            45
9.12      Voting Rights                                                  45
9.13      Table of Contents; Captions                                    45

X.        ROLLOVER CONTRIBUTIONS AND ESOP TRANSFERS                      46

10.01     Eligible Rollover Contributions                                46
10.02     ESOP Transfer Contributions                                    47
10.03     Vesting in Rollover Contributions and
              ESOP Transfer Contributions                                48
10.04     Adjustment of Rollover Accounts and
              ESOP Transfer Accounts                                     48
10.05     Distribution of Rollover Accounts and
              ESOP Transfer Accounts upon Disability                     48
10.06     Distribution of Rollover Accounts and
              ESOP Transfer Accounts upon Death                          48
10.07     Distribution of Rollover Accounts and
              ESOP Transfer Accounts upon Termination
              of Employment                                              48
10.08     Form of Distribution                                           49

XI.       TAX EQUITY AND FISCAL RESPONSIBILITY
          ACT OF 1982 TOP-HEAVY PROVISIONS                               49

11.01     Application                                                    49
11.02     Special Vesting Rule                                           49
11.03     Special Minimum Contribution                                   50
11.04     Special Minimum Combined Plans Limit                           50
11.05     Key Employee Defined                                           50

                                SIGNATURES                               51






                                   (iv)

                       LEGGETT & PLATT, INCORPORATED

                 EMPLOYEE STOCK PURCHASE/STOCK BONUS PLAN



     Effective July 1, 1977, Leggett & Platt, Incorporated, a Missouri corporation whose principal offices are located in Carthage, Missouri (hereinafter referred to as the "Sponsoring Employer" or as an "Employer"), adopted the Employee Stock Purchase/Stock Bonus Plan for the benefit of its eligible employees. The Plan was first restated, effective as of January 1, 1982. The following document is the second restatement of the Plan and is effective as of January 1, 1989.

     The purpose of this Plan is to provide an opportunity for eligible employees of the Employers to share in the growth and prosperity of the Employers by acquiring a proprietary interest in the Sponsoring Employer through the acquisition of shares of the Sponsoring Employer's common stock through the Plan.

     This Plan is intended to qualify as a stock bonus plan under
Section 401(a) of the Internal Revenue Code It is also intended that this Plan, together with the Trust Agreement, satisfy the requirements of the Employee Retirement Income Security Act of 1974, as amended, and the Plan shall be interpreted, wherever possible, to comply with the terms of the Act and applicable regulations and rulings issued under the Act.



























                                 ARTICLE I

                                DEFINITIONS

     As used in this Plan, the following terms shall have the following meanings unless a different meaning is clearly required by the context in which it is used. Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.

     1.01 Accounting Year. The term "Accounting Year" shall mean the fiscal year of the Sponsoring Employer for federal income tax purposes (which, as of the effective date of this restated Plan document, is the calendar year).

     1.02 Accounts. The term "Accounts" shall mean each Participant's Other Investments, Diversified Investments and Stock accounts whether derived from Employer or Participant contributions or from Rollover Contributions, or ESOP Transfer Contributions, if any.

     1.03 Anniversary Date. The term "Anniversary Date" shall mean the first day of each Accounting Year. The Anniversary Date is January 1.

     1.04 Attained Age. The term "Attained Age" shall mean the age, in years, of an Employee as of the last anniversary of his date of birth.

     1.05 Beneficiary. The term "Beneficiary" shall mean the surviving spouse of a deceased Participant, or, in the event that either:

          (a) the deceased Participant is not survived by a spouse, or

          (b) the deceased Participant's surviving spouse had agreed, in writing, witnessed by a notary public, to the designation of another beneficiary,

the person or persons designated by the Participant in the latest written notice to the Committee on a form provided by the Committee. If any non-spouse Beneficiary so designated predeceases the Participant and the Participant has no surviving spouse at his death and had not designated another Beneficiary, the provisions of
Section 5.11 hereof shall apply. The Participant shall have the right to change his Beneficiary from time to time in the manner hereinabove described. Any beneficiary designation made in accordance with the foregoing, shall be automatically revoked on the marriage or divorce and remarriage of a Participant.

     1.06 Board of Directors. The term "Board of Directors" shall mean the Board of Directors of the Sponsoring Employer, unless in the context in which it is used it clearly means the Board of Directors or an Employer.

     1.07 Committee. The term "Committee" shall mean the Committee provided for in Article VI hereof.

     1.08 Compensation. Except as provided below, the term "Compensation" shall mean a Participant's (i) total salary or wages, including overtime pay, and (ii) regular bonuses and regular incentive awards received under bonus and incentive plans of the Employer. "Compensation" for Participants who are salespersons who regularly incur travel and other expenses which are not separately reimbursed shall mean seventy five percent (75%) of the items set forth in (i) and (ii) above. "Compensation" shall not include extraordinary forms of remuneration such as living and automobile allowances, imputed or bonus income related to insurance programs, extraordinary bonuses and extraordinary incentive awards.

     If a Participant is on a military leave during a period of time when his reemployment rights with the Employer are guaranteed by federal law, he shall be deemed to have received Compensation during his period of military service, provided (i) he is reemployed by an Employer within the time required by federal law after the expiration of his active military service and (ii) he makes the Participant contributions required by Section 2.02(a) hereof within the time prescribed in Section 1.44 hereof after his reemployment, based on his deemed Compensation, as hereinafter defined, during his military leave. A Participant's deemed Compensation during a military leave shall be computed on the basis of the assumption that his regular rate of pay would have been paid for forty (40) hours a week or eight (8) hours a day during the regular business days from the commencement of his military leave to his reemployment date. Regular rate of pay shall be calculated for this purpose on the basis of his regular hourly rate of pay at the time of the commencement of his military leave, adjusted by the average increases at the facility or principal place of his employment for similarly situated active employees during the period of his military leave.

     This Plan does not limit compensation in accordance with the provisions of Section 401(a)(17) of the Internal Revenue Code since the Plan does not benefit any Highly Compensated Employees.

     1.09 Compensation Base. The term "Compensation Base" for any Employee who was a Plan Participant on December 31, 1983, shall mean that portion of a Participant's Compensation in excess of the amount of Social Security Covered Compensation or hourly rate set opposite his year of birth in the appropriate column of the table below (on the basis of either (i) the appropriate hourly rate in the case of an hourly rate Employee or (ii) the frequency of the

                                     2
Participant's compensation payments in the case of a non-hourly rate Employee):

Year                Weekly         Biweekly       Monthly
of        Hourly    Covered        Covered        Covered
Birth     Rate      Compensation   Compensation   Compensation

1911 or
before    $3.46       $138           $277           $  600
1912-1913  3.75        150            300              650
1914-1915  4.05        162            323              700
1916-1917  4.33        173            346              750
1918-1921  4.62        185            369              800
1922-1925  4.90        196            392              850
1926-1930  5.19        208            415              900
1931-1932  5.48        219            438              950
1933-1934  5.77        231            462            1,000
1935 and
later      5.97        239            478            1,035

     The term "Compensation Base" for any Employee who was not a Plan Participant on December 31, 1983, but who became a Plan Participant between January 1, 1984 and December 31, 1986, shall mean that portion of a Participant's Compensation in excess of the amount of Social Security Covered Compensation or hourly rate specified below (on the basis of either (i) the hourly rate in the case of an hourly rate Employee or (ii) on the basis of the frequency of the Participant's Compensation payments in the case of a non-highly rate Employee):

                    Weekly         Biweekly       Monthly
Hourly              Covered        Covered        Covered
Rate                Compensation   Compensation   Compensation

$5.97                 $239           $478           $1,035

     The term "Compensation Base" for any Employee who was not a Participant on December 31, 1986, shall mean $25,400 for 1987 and 1988 and $25,000 for 1989. The term "Compensation Base" for any Accounting Year after 1989 shall mean the Compensation Base for the immediately preceding Accounting Year increased by the merit budget percentage guideline which was approved by the Board of Directors for the immediately preceding Accounting Year for salaried and clerical hourly employees defined as average performers, rounded down to the next whole percentage.

     1.10 Contingent Beneficiary. The term "Contingent Beneficiary" shall mean the person or persons (or a trust) duly designated by the Participant, with the written consent of his spouse, if any, witnessed by a notary public, to receive any death benefit due from the Plan in the event the designated Beneficiary does not survive the Participant. Notwithstanding the foregoing,

                                     3
written consent of the spouse is not required if the spouse is designated as the Beneficiary.

     1.11 Early Retirement Date. The term "Early Retirement Date" shall mean the date a Participant retires and leaves the employ of the Employers provided he has either (i) Attained Age fifty-five
(55) and has at least five (5) years of Vesting Service or (ii) Attained Age sixty (60), regardless of his years of Vesting Service.

     1.12 Effective Date.  The term "Effective Date" shall mean
July 1, 1977.  The effective date on this restated plan is January
1, 1989.

     1.13 Eligible Employee. The term "Eligible Employee" shall mean each Employee who as of any Participation Date satisfies (a),
(b), and (c) below:

     (a) either (i) his annual Compensation for the Accounting Year immediately preceding the Participation Date was equal to or greater than the applicable Compensation Base, as calculated under Section 1.09 hereof (which is based on the Employee's compensation during such immediately preceding Accounting Year) or (ii) from and after January 1, 1992, the Eligible Employee is a salaried Employee, regardless of the amount of his Compensation for the Accounting Year immediately preceding the Participation Date;

     (b) he (i) was not a Highly Compensated Employee during the Accounting Year immediately preceding such Participation Date and (ii) is not a Highly Compensated Employee who is one of the 100 highest paid Employees of the Employer during the Accounting Year which includes such Participation Date, and

     (c) he has either (i) been credited with at least one thousand (1,000) Hours of Service in his first twelve
          (12) months of employment, or (ii) been credited with at least one thousand (1,000) Hours of Service in any Accounting Year.

     1.14 Employee. The term "Employee" shall mean each current or future employee of an Employer, except for all purposes of the Plan, the term "Employee" shall not include any employee who is a member of a collective bargaining unit, the representatives of which have bargained for and/or negotiated retirement benefits (other than those contained herein) and who have been excluded from this Plan as the result of good faith negotiations between the parties (such exclusion shall be considered to have occurred in the event the matter of participation is not raised by the unit's collective bargaining representative). Furthermore, the term

                                     4
"Employee" shall not include any "leased employee" as defined in
Section 414(n)(2) of the Internal Revenue Code nor any other person classified as a "temporary employee," nor any other hourly employee employed solely for the purposes of "temporary operations" of the Employer. The Sponsoring Employer shall notify the Committee, in writing, of the existence and location of any "temporary operations."

     1.15 Employer. The term "Employer" shall mean Leggett & Platt, Incorporated, a Missouri corporation whose principal offices are located at Carthage, Missouri, its successors and assigns, and any subsidiary or affiliated companies authorized by the Board of Directors of Leggett & Platt, Incorporated to participate in this Plan with respect to their Employees, and subject to the provisions of Article IX, any corporation into which the Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred.

     1.16 Employer Stock. The term "Employer Stock" shall mean the shares of the common stock of the Sponsoring Employer, with voting rights, which are contributed to or acquired by the Trustee as part of the Trust Fund.

     1.17 Employer Contributions Account/Other Investments. The term "Employer Contributions Account/Other Investments" shall mean the Account of a Participant to which is credited his share of the Employer Contributions made to the Trust Fund in other than Employer Stock, credited or debited with the adjustments made pursuant to Section 4.02 and debited with payments made for Employer Stock. If the Participant has been credited with three
(3) or four (4) years of Vesting Service on January 1, 1989, his Employer Contributions Account/Other Investments shall be subdivided into four (4) subaccounts, one (1) representing the Participant's vested and nonforfeitable interest in such account and three (3) representing the Participant's nonvested and forfeitable interest in such account attributable to the 1986, 1987 and 1988 Accounting Year.

     1.17A     Employer Contributions Account/Diversified
Investments. The term "Employer Contributions Account/Diversified Investments" shall mean the Account of a Participant to which is credited amounts from his Employer Contribution Account/Stock which are diversified into certain investments elected pursuant to
Section 4.08 hereof, credited or debited with adjustments made pursuant to Section 4.02 and debited with benefit payments or transfers from such accounts to the Participant's Other Investments, Stock or other Diversified Investments Accounts Separate subaccounts shall be maintained for each diversified investment option and may be maintained for the interim investment of the proceeds from the sale of Employer Stock.



                                     5
     1.18 Employer Contributions Account/Stock. The term "Employer Contributions Account/Stock" shall mean the Account of a Participant which is credited with his shares of Employer Stock purchased by the Trust Fund from Employer Contributions or contributed to the Trust Fund by the Employer as an Employer Contribution, credited or debited with adjustments made pursuant to
Section 4.03 and transfers into or out of the diversified investments elected pursuant to Section 4.08. While each Participant's Employer Contributions Account/Stock shall record the number of shares credited to the account (expressed in fractional shares to the nearest four (4) places), no allocation of specific shares of Employer Stock held in the Trust Fund shall be made to such account. If the Participant has been credited with three (3) or four (4) years of Vesting Service on January 1, 1989 Employer Contributions Account/Stock shall be subdivided into four (4) subaccounts, one (1) representing the Participant's vested and nonforfeitable interest in such account and three (3) representing the Participant's nonvested and forfeitable interest in such account attributable to the 1986, 1987 and 1988 Accounting Years.

     1.19 ESOP Transfer Account/Other Investments.     The term
"ESOP Transfer Account/Other Investments" shall mean the Account of a Participant which is credited with amounts which the Participant elects to transfer from the Leggett & Platt, Incorporated Employee Stock Ownership Plan pursuant to Section 10.02 in a form other than shares of Employer Stock.

     1.20 ESOP Transfer Account/Stock. The term "ESOP Transfer Account/Stock" shall mean the Account of a Participant which is credited with shares of Employer Stock which the Participant elects to transfer from the Leggett & Platt, Incorporated Employee Stock Ownership Plan pursuant to Section 10.02 of this Plan.

     1.21 ESOP Transfer Contributions. The "ESOP Transfer Contributions" shall mean the shares of Employer Stock and other amounts which are transferred at the Participant's election from the Leggett & Platt, Incorporated Employee Stock Ownership Plan pursuant to Section 10.02 of this Plan.

     1.22 Forfeitures. The term "Forfeitures" shall mean the nonvested portions of the Employer Contributions Account/Stock and Other Investments of each Participant who terminated employment during an Accounting Year without being reemployed before the end of such Accounting Year (at which time they are applied to reduce Employer Contributions pursuant to Section 3.01).

     1.23 Highly Compensated Employee. The term "Highly Compensated Employee" shall have the same meaning as under Section 414(q) of the Internal Revenue Code and the regulations thereunder; generally, "Highly Compensated Employee" shall mean any employee of the Employers, or any other entity which is a member of a controlled group of corporations with the Sponsoring Employer or

                                     6
which is under common control with the Sponsoring Employer or which is part of an affiliated service group with the Sponsoring Employer within the meaning of Sections 414(b), (c) and (m) of the Internal Revenue Code, who either:

     (a) during the Accounting Year immediately preceding the applicable Accounting Year--

            (i)     was at any time a 5-percent owner of an Employer, or

           (ii) received compensation from the Employers in excess of $75,000 or such higher amount as adjusted for such Accounting Year by the Secretary of the Treasury pursuant to
     Section 414(q) of the Internal Revenue Code, or

          (iii) received compensation from the Employers in excess of $50,000 or such higher amount as adjusted for such Accounting Year by the Secretary of the Treasury pursuant to
     Section 414(q) of the Internal Revenue Code, and was in the top-paid twenty percent (20%) of employees of the Employers for such year (excluding those employees permitted to be excluded under the statute), or

           (iv) was one of the fifty highest paid officers of the Employers and received compensation greater than $45,000 or such higher amount as adjusted for such Accounting Year by the Secretary of the Treasury pursuant to Section 414(q) of the Internal Revenue Code; or

     (b)  during the applicable Accounting Year --

          (i) is at any time a five-percent owner of an Employer, or

           (ii) is one of the 100 Employees who receive the most compensation from his Employer and during the applicable
     Accounting Year either:

               (1) receives compensation from the Employers in excess of $75,000 or such higher amount as adjusted for such Accounting Year by the Secretary of the Treasury pursuant to Section 414(q) of the Internal Revenue Code, or

               (2) receives compensation from the Employers in excess of $50,000 or such higher amount as adjusted for such Accounting Year by the Secretary of the Treasury pursuant to Section 414(q) of the Internal Revenue Code, and is in the top paid twenty percent (20%) of employees of the Employer for such year (excluding those employees permitted to be excluded under the statute), or


                                     7

               (3) is one of the 50 highest paid officers of the Employers and receives compensation greater than $45,000 or such higher amount as adjusted for such Accounting Year by the Secretary of the Treasury pursuant to Section 414(q) of the Internal Revenue Code.

However, if any employee of the Employers is the spouse, lineal ascendant or descendant, or spouse of a lineal ascendant or descendant of an employee who is a 5-percent owner or one of the ten Highly Compensated Employees paid the greater compensation during the year, said spouse, lineal ascendant or descendant, or spouse of a lineal ascendant or descendant, shall not be considered a separate employee, and his compensation shall be treated as if it were paid to the Highly Compensated Employee. Compensation for this purpose shall mean compensation as defined in section 414(s) of the Internal Revenue Code and the regulations thereunder (generally, all the compensation from the Employer which is includable in the Employee's gross income for federal income tax purposes).

     1.24 Hour of Service. The term "Hour of Service" shall mean any hour for which an employee is directly or indirectly compensated or entitled to compensation by an Employer; including, for this purpose, any employer that is a member of a controlled group of corporations, commonly controlled group of trades or businesses or affiliated service group with the Sponsoring Employer within the meaning of Sections 414(b), (c) and (m) of the Internal Revenue Code:

          (a)  for the performance of duties for an Employer;

          (b) for other reasons not requiring the performance of duties such as vacation, holiday, illness, incapacity (including disability), jury duty, or a paid leave of absence; and

          (c) as a result of a back pay award (irrespective of mitigation of damages) which has been awarded or agreed to by an Employer.

     The Hours of Service credited to an employee under item (a) and item (c) above for which duties were performed shall be based upon the actual number of Hours of Service for which he is directly or indirectly compensated as hereinabove provided. The number of Hours of Service to be credited to an employee under items (b) and
(c) above for which no duties were performed shall be calculated on the basis of the number of hours regularly scheduled for the performance of duties during the period of time for which he received compensation or a back pay award. If an employee has no regular work schedule, the number of Hours of Service shall be calculated on the basis of an eight (8) hour day and/or forty (40) hour week. If an employee receives direct or indirect compensation

                                     8
under item (b) or item (c) of this Section for which no duties were performed which was not based upon "units of time" the Hours of Service to be credited shall be calculated pursuant to the pertinent governmental regulations.

     Hours of Service for the performance of duties shall be credited as of the date the duties were performed; Hours of Service for other reasons not requiring the performance of duties, shall be credited to the period or periods for which the payment was made; Hours of Service resulting from a back pay award, to the extent not previously credited, shall be credited for the period or periods to which the award or agreement pertains.

     Notwithstanding the foregoing:

            (i) no more than five hundred one (501) Hours of Service shall be credited under item (b) and item (c) above for any single continuous period during which no duties were performed;

           (ii) no Hours of Service shall be credited under item (b) above if the indirect compensation was paid pursuant to workmen's compensation, unemployment compensation, or disability insurance laws; and

          (iii) no Hours of Service shall be credited for any payment to an employee which solely reimburses the employee for medical or medically related expenses.

     1.25 Limited Participant. The term "Limited Participant" shall mean a Participant who becomes a "Limited Participant" as defined in Sections 2.03 and 2.05 hereof.

     1.26 Net Profits. The term "Net Profits" shall mean the net income of the Sponsoring Employer for an Accounting Year calculated in accordance with generally accepted accounting principles before
(i) federal or state income taxes or (ii) any additional contributions to this Plan pursuant to Section 3.02.

     1.27 Normal Retirement Date.  The term "Normal Retirement
Date" shall mean a Participant's sixty-fifth (65th) birthday.

     1.28 One Year Break in Service. A "One Year Break in Service" shall occur for any Accounting Year if an Employee is not credited with more than five hundred (500) Hours of Service for such Accounting Year. A "One Year Break in Service" shall not be deemed to have occurred if it is solely caused by either (i) service in the armed forces of the United States while an Employee's reemployment rights are guaranteed by law, (ii) a leave of absence (without pay) duly granted an Employee by his Employer, or (iii) a "maternity or paternity absence," as defined in Sections 410(a)(5)(E) and 411(a)(6)(E) of the Internal Revenue Code, i.e., an absence because of--
                                     9

            (i)     pregnancy of an Employee;

           (ii)     birth of a child of an Employee;

          (iii)     placement of a child for adoption with an Employee;
     or

           (iv) caring for a child during the period immediately following such a birth or placement.

     1.29 Participant. The term "Participant" shall mean an Employee who has met the requirements of Article II for participation hereunder.

     1.30 Participant Contributions Account/Other Investments. The term "Participant Contributions Account/Other Investments" shall mean the Account of a Participant to which shall be credited his contributions to the Trust Fund, made pursuant to Section 2.02(a) or (b), credited or debited with the adjustments made pursuant to
Section 4.02 and debited with payments made for Employer Stock. In the event that a Participant makes contributions pursuant to both
Section 2.02(a) and Section 2.02(b), such account shall for accounting purposes only, be subdivided into two subaccounts, with one such subaccount to record contributions made pursuant to
Section 2.02(a) (and adjustments relating thereto) and the other such subaccount to record contributions made pursuant to Section 2.02(b) (and adjustments relating thereto).

     1.30A     Participant Contributions Account/Diversified
Investments.   The term "Participant Contributions Account/
Diversified Investments" shall mean the Account of a Participant to which shall be credited amounts from his Participant Contributions Account/Stock which are diversified into certain investments elected pursuant to Section 4.08 hereof, credited or debited pursuant to Section 4.02 and debited with benefit payments or transfers from such accounts to Participant's Other Investments, Stock or other Diversified Investments Accounts. Separate subaccounts shall be maintained for each diversified investment option and may be maintained for the interim investment of the proceeds from the sale of Employer Stock.

     1.31 Participant Contributions Account/Stock. The term "Participant Contributions Account/Stock" shall mean the Account of a Participant to which is credited with shares of Employer Stock purchased by the Trust Fund from the Participant's nondeductible contributions made pursuant to Section 2.02(a), credited or debited with the adjustments made pursuant to Section 4.03, transfers into or out of diversified investments pursuant to Section 4.08. While such account shall record the number of shares credited to the account (expressed in fractional shares to the nearest four (4) places), no allocation of any specific shares of Employer Stock held in the Trust Fund shall be made to such account.

                                    10
     1.32 Participant Deductible Contributions Account/Stock. The term "Participant Deductible Contributions Account/Stock" shall mean the Account of a Participant which is credited with shares of Employer Stock purchased by the Trust Fund prior to 1987 with the Participant's deductible contributions made pursuant to Section 2.02(b). While such account shall record the number of shares credited to the account (expressed in fractional shares to the nearest four (4) places), no allocation of any specific shares of Employer Stock held in the Trust Fund shall be made to such account.

     1.33 Participation Date. The term "Participation Date" shall mean January 1 and July 1 in each calendar year.

     1.34 Plan.  The term "Plan" shall mean the Leggett & Platt,
Incorporated Employee Stock Purchase/Stock Bonus Plan.

     1.35 Rollover Account/Other Investments. The term "Rollover Account/Other Investments" shall mean the Account of a Participant to which shall be credited his Rollover Contributions to the Trust Fund, made pursuant to Section 10.01, credited or debited with the adjustments made pursuant to Section 4.02 and debited with payments made for Employer Stock.

     1.36 Rollover Account/Stock. The term "Rollover Account/ Stock" shall mean the Account of a Participant which is credited with shares of Employer Stock purchased by the Trust Fund from the Participant's Rollover Contributions made pursuant to Section 10.01.

     1.37 Rollover Contributions.  The term "Rollover
Contributions" shall mean the Participant's Rollover Contributions made pursuant to Section 10.01.

     1.38 Sponsoring Employer. The term "Sponsoring Employer" shall mean Leggett & Platt, Incorporated.

     1.39 Total and Permanent Disability. The term "Total and Permanent Disability" or "Totally and Permanently Disabled" shall mean a physical or mental condition arising after the original date of employment of the Participant which totally and permanently prevents the Participant from engaging in any occupation or employment for remuneration or profits except for the purpose of rehabilitation not incompatible with a finding of total and permanent disability. The determination as to whether a Participant is totally and permanently disabled shall be made (i) on medical evidence by a licensed physician designated by the Committee, or (ii) on evidence that the Participant is eligible for disability benefits under any long-term disability plan sponsored by the Employer, or (iii) on evidence that the Participant is eligible for disability benefits under the Social Security Act in effect at the date of disability.

                                    11
     1.40 Trust Agreement. The term "Trust Agreement" shall mean the agreement entered into between the Employer and the Trustee contemporaneously with the execution of this Plan as it may subsequently be amended.

     1.41 Trustee. The term "Trustee" shall mean the Trustee under the Trust Agreement.

     1.42 Trust Fund.  The term "Trust Fund" shall mean all cash,
Employer Stock, other securities and property held by the Trustee pursuant to the terms of the Trust Agreement, together with income therefrom.

     1.43 Valuation Date. The term "Valuation Date" shall mean the last business day of each month. For distribution purposes the term "Valuation Date" shall mean the last business day of each fiscal quarter of the calendar year (i.e., generally, March 31, June 30, September 30 and December 31). The term shall also include special Valuation Dates pursuant to Section 4.06.

     1.44 Vesting Service. The term "Vesting Service" shall mean the number of Accounting Years during which the Employee is credited with at least one thousand (1,000) Hours of Service, including any Hours of Service with an Employer while the Employer was a member of a controlled group of corporations, commonly controlled group of trades or businesses or affiliated service group with the Sponsoring Employer within the meaning of Sections 414(b), (c) and (m) of the Internal Revenue Code excluding (i) any Hours of Service with an Employer prior to the date the Employer became a part of a controlled group with the Sponsoring Employer and (ii) excluding any Accounting Year during which the Employee was eligible to make Employee contributions under Section 2.02(a) of the Plan but declined to make any Employee contributions hereunder. In addition, if a terminated Employee is reemployed, his vesting Service shall not include any years of employment prior to his earlier termination of employment if (i) he did not have any vested and nonforfeitable interest in his Employer Contribution Accounts upon his earlier termination of employment and (ii) he incurred at least five (5) consecutive One Year Breaks in Service before he was reemployed.

     If a Member is on military leave during a period of time when his reemployment rights with an Employer are guaranteed by federal law, he shall be credited with the Hours of Service during his military leave for vesting, computed on the basis of forty (40) hours a week or eight (8) hours a day for each regular business day from the commencement of his military leave to his reemployment date, provided (i) he is reemployed by an Employer within the time required by federal law after the expiration of his military service, and (ii) he makes the Participant contributions permitted under Section 2.02 within the time prescribed by this Section 1.44 after his reemployment, without any interest thereon, based on his

                                    12
deemed Compensation during his military leave, as defined in
Section 1.08 hereof. An election to make such Employee contributions must be made within one year of his reemployment and may be made in a single payment or in installments over a period no longer than one year from the date of his election to make such Participant contributions.

                                ARTICLE II

            PARTICIPATION IN THE EMPLOYEE STOCK PURCHASE/STOCK
             BONUS PLAN AND CONTRIBUTIONS BY THE PARTICIPANTS

     2.01 Eligibility. Each Eligible Employee who was a Participant in the Plan on December 31, 1988, shall be entitled to continue to participate in the Plan on and after January 1, 1989, provided he remains an Eligible Employee and he is not a Highly Compensated Employee. No Employee shall be entitled to continue to participate in this Plan for any part of any Accounting Year after 1988 during which he is a Highly Compensated Employee, except as a Limited Participant as provided in Section 2.05 hereof.

     As of any Participation Date on or after January 1, 1989, any Eligible Employee who is not a Highly Compensated Employee may become a Participant provided his original date of employment is at least one (1) year prior to such Participation Date. Such Eligible Employee shall then become a Participant as of the Participation Date on which he agrees to make (and does make) the Participant contributions required in Section 2.02(a).

     If the employees of a subsidiary or an affiliated company of the Sponsoring Employer become employees of an Employer under the Plan, then in determining eligibility to become a Participant in the Plan, vesting, and early retirement, the Sponsoring Employer shall recognize his Hours of Service for such subsidiary or affiliated company while the subsidiary or affiliated company was a member of a controlled group of corporations, commonly controlled group of trades or businesses or affiliated service group with the Sponsoring Employer within the meaning of Sections 414(b), (c) and
(m) of the Internal Revenue Code. In addition, the Board of Directors of the Sponsoring Employer may, by resolution, credit all such employees with Hours of Service or years of Vesting Service with such subsidiary or affiliated company (the "employing entity") even though all or part of such employment may have occurred prior to the date the employing entity became a subsidiary or an affiliated company. An Employee who becomes eligible to participate in the Plan under this paragraph shall enter the Plan on the date of his or her transfer to an Employer under the Plan.

     If the Sponsoring Employer, either directly or through a subsidiary, acquires a business ("acquired business") through purchase of all or a substantial part of the assets of the acquired business and if in connection with such acquisition employees of

                                    13
the acquired business are hired by the Sponsoring Employer and/or any of its subsidiaries, then in determining eligibility to become a Participant in the Plan, vesting and early retirement the Board of Directors of the Sponsoring Employer may, by resolution, credit all such employees with Hours of Service and years of Vesting Service with such acquired business.

     A terminated Participant shall again become a Participant on his reemployment date provided he is not a Highly Compensated
Employee and he agrees to resume making (and does resume making) the Participant contributions required in Section 2.02(a).

     A terminated Employee (who had not become a Participant prior to his termination) who is reemployed by the Employer shall become a Plan Participant on the Participation Date coincident with or immediately following the date he satisfies the requirements set forth in this Section 2.01, counting, for this purpose, his years of Vesting Service prior to his reemployment unless he incurs consecutive One Year Breaks in Service that equal or exceed
(i) five (5) years or (ii) his years of Vesting Service as of his earlier termination of employment, in which event he shall be treated the same as a new Employee for the purpose of his eligibility to become a Participant in this Plan.

     Each Employee shall be furnished a summary of the Plan when he first becomes eligible to become a Participant in this Plan.

     2.02 Employee Contributions. Each Eligible Employee may make contributions to the Trust Fund in accordance with the following:

     2.02(a)   Nondeductible Employee Contributions.  Prior to the
beginning of each Accounting Year, each Eligible Employee whose annual Compensation for the applicable Accounting Year is expected to exceed the Compensation Base (as defined in Section 1.09) for such Accounting Year shall be provided with an enrollment form by the Committee on which he may authorize that nondeductible Employee contributions be withheld, by payroll deduction, equal to:

                           two percent (2%); or,
                          three percent (3%); or,
                          four percent (4%); or,
                          five percent (5%); or,
                   five and seven tenths percent (5.7%)

of his Compensation for the Accounting Year which is in excess of:

                           $18,000 annually, or
                             $692 biweekly, or
                              $346 weekly,or
                               $8.65 hourly.



                                    14
     After 1989, the above threshold amounts shall be increased by the same percentage (and pursuant to the same formula) by which the Compensation Base for Employees who become Participants on and after January 1, 1987 is increased in accordance with the provisions of Section 1.09 hereof.

     Notwithstanding the above, any Eligible Employee who became a Participant prior to January 1, 1987, and who is not a Highly Compensated Employee, and who is otherwise eligible to participate in this Plan may authorize annual contributions of a dollar amount which is at least equal to the dollar amount the Eligible Employee contributed to this Plan for 1988.

     Effective from and after January 1, 1992 each Eligible Employee whose annual Compensation for the applicable Accounting Year is not expected to exceed the Compensation Base (as defined in Section 1.09) for such Accounting Year (and who is a salaried Employee), shall be provided an enrollment form by the Committee on which he may authorize that nondeductible Employee contributions be withheld, by payroll deduction, equal to not less than five dollars ($5.00) per biweekly payroll period nor more than fifteen dollars ($15.00) per biweekly payroll period; provided that the amount shall be in whole dollars.

     From and after January 1, 1992 a Participant may only change the rate of his contributions as of a Participation Date by a written notice to the Committee at least fifteen (15) days prior to the Participation Date.

     2.02(b)   Deductible Employee Contributions.  From and after
January 1, 1982, and prior to January 1, 1987, Participants were permitted to make voluntary deductible contributions in cash to the Trust Fund in accordance with the law in effect at such time. Subject to the provisions of Section 5.07, a Participant may elect at any time to withdraw from his Participant Deductible Contributions Account/Stock and/or that portion, if any, of his Participant Contributions Account/Other Investments attributable to contributions made pursuant to this Section 2.02(b), all or a part of (i) the balance then credited to such Stock Account, and/or (ii) the amount then constituting such portion of such Other Investments Account. If a Participant who has not Attained Age fifty-nine and one-half (59 1/2) requests a withdrawal from his Participant Deductible Contributions Account/Stock (or from the portion of his Participant Contributions Account/Other Investments which is attributable to contributions, if any, made pursuant to Section 2.02(b)), such requests shall not be granted unless the Participant acknowledges in writing that he understands that the amount withdrawn

            (i) will be subject to a ten percent (10%) federal excise tax penalty;


                                    15
           (ii) will also be taxed as ordinary income for federal income tax purposes;

          (iii) will be reported to the Internal Revenue Service for such purposes.

     2.03 Suspension of Nondeductible Contributions. A Participant may, at any time, suspend his nondeductible contributions made pursuant to Section 2.02(a), during which period of time such Participant shall be considered to be participating in the Plan as a "Limited Participant." A suspension of such contributions may only be accomplished by giving written notice to the Employer at least fifteen (15) days before the end of the payroll period during which the suspension is to take effect (on forms prescribed by the Committee).

     2.04 Resumption of Nondeductible Contributions. A Participant who has suspended nondeductible contributions may resume them by giving fifteen (15) days' written notice to the Employer (on forms prescribed by the Committee).

     2.05 Limited Participant. If a Participant (i) ceases to be an Eligible Employee while remaining in the employ of the Employer, or (ii) becomes a Highly Compensated Employee, or (iii) suspends nondeductible contributions as hereinabove provided, he shall become a "Limited Participant" in which event he shall continue to participate in the Plan for all purposes (such as vesting and investment earnings) except that he shall not be entitled to make any Employee contributions under the Plan and he shall not share in any Employer contributions under the Plan for any Accounting Year in which he is a Highly Compensated Employee.

     2.06 Exclusion of Highly Compensated Employees. Sixty (60) days prior to each Accounting Year, the Employer shall determine which employees should be Highly Compensated Employees for the following Accounting Year. As of each Valuation Date during an Accounting Year, the Committee shall review its determination of the Highly Compensated Employees of the Employers. Within fifteen days following the end of each Accounting Year, the Sponsoring Employer shall determine which Employees were Highly Compensated Employees for the immediately preceding Accounting Year. In the event any Employee made any Employee Contributions under Section
2.02 or shared in any Employer Contributions under Article III for any Accounting Year after January 1, 1989, in which he was a Highly Compensated Employee, his Employee contributions shall be returned to the Highly Compensated Employee, without any investment earnings thereon, as soon as reasonably practicable after the Committee determines that he is a Highly Compensated Employee. Furthermore, matching Employer contributions shall not be allocated to the Accounts of a Highly Compensated Employee for any Accounting Year in which he is a Highly Compensated Employee but shall be applied to reduce any other matching Employer contributions due under this Plan.
                                    16
     2.07 Plan Controlling. Upon becoming a Participant, a Participant shall be bound then and thereafter by the terms of this Plan and the Trust Agreement, including all amendments to the Plan and the Trust Agreement made in the manner herein authorized.

                                ARTICLE III

                       CONTRIBUTIONS BY THE EMPLOYER

     3.01 Matching Employer Contributions. As soon as practicable after each payroll period for which Contributions made pursuant to
Section 2.02(a) are withheld from Participants, the Employer will remit such contributions to the Trustee plus an amount equal to one-half (1/2) of such Participant contributions. The Employer Contributions may either be made (i) in cash or (ii) in shares of Employer Stock, valued at the closing price of the shares on the New York Stock Exchange on the business day immediately prior to the date of the contribution to the Trust Fund, if the shares are contributed directly to the Trust Fund. The Employer may also in one or more transactions purchase shares of Employer Stock in the open market as treasury stock with instructions to the broker-dealer or other person authorized to execute the transaction to deliver on behalf of the Employer the shares purchased by the Employer upon settlement to the Trustee (or for credit to the Trustee's account with a depository), in which event the shares purchased shall be valued at the cost of treasury stock purchased, plus commission, if any, and any other out-of-pocket expenses related to the transaction. Alternatively, the Employer may in one or more transactions purchase shares of Employer stock directly from a Participant, employee or other person, other than a Participant, employee or other person to whom the restrictions in
Section 16(a) or Section 16(b) of the Securities and Exchange Act of 1934 are applicable, with instructions to the transfer agent of the Employer to deliver the certificates for such shares of treasury stock directly to the Trustee (or for credit to the Trustee's account with a depository); the purchase price for any such shares of treasury stock shall be based on the closing price of the Employer Stock on the New York Stock Exchange on the business day immediately preceding the transaction, (and shall not include any out-of-pocket expenses related to such a transaction) which shall be the value of the shares delivered to the Trustee for Plan accounting purposes. As of the Valuation Date coincident with the close of each Accounting Year, the value of Forfeitures, calculated as of such date, shall be applied to reduce any additional Employer Contribution for such Accounting Year under
Section 3.02 hereof or to reduce future Employer Contributions under this Section 3.01.

     3.02 Additional Employer Contributions. For each Accounting Year in which the Employer has Net Profits or accumulated Net Profits, the Employer may make an additional contribution from such Net Profits (or accumulated Net Profits) to be allocated to: (i)

                                    17
each active Participant who is employed by the Employer on the last day of the Accounting Year for which such contribution is made, and
(ii) each Participant who retired, died or became Totally and Permanently Disabled during such Accounting Year. The amount of any contributions made pursuant to this Section 3.02 shall be determined by the Board of Directors of the Sponsoring Employer in the form of a resolution and shall not exceed the lesser of (i) one-half (1/2) of the nondeductible contributions made pursuant to
Section 2.02(a) during such Accounting Year by the Participants entitled to share in the allocation, and (ii) the maximum amount deductible under Section 404(a)(3)(A) of the Internal Revenue Code, or any statute or rule of similar import. The amount of such additional contribution may be made (i) in cash, or (ii) in shares of Employer Stock, valued as of the closing price of the shares on the New York Stock Exchange on the business day prior to the date of the contribution to the Trust Fund, if the shares are contributed directly to the Trust Fund. The Employer may in one or more transactions purchase shares of Employer Stock in the open market as treasury stock with instructions to the broker-dealer or other person authorized to execute the transaction to deliver on behalf of the Employer the shares purchased by the Employer upon settlement to the Trustee (or for credit to the Trustee's account with a depository), in which event the shares purchased shall be valued at the cost of treasury stock purchased, plus commissions, if any, and any other out-of-pocket expenses related to the transaction. Alternatively, the Employer may in one or more transactions purchase shares of Employer stock directly from a Participant, employee or other person, other than a Participant employee or other person to whom the restrictions in Section 16(a) or Section 16(b) of the Securities and Exchange Act of 1934 are applicable, with instructions to the transfer agent of the Employer to deliver the certificate(s) for such shares of treasury a stock directly to the Trustee (or for credit to the Trustee's account with a depository); the purchase price for any such shares of treasury stock shall be based on the closing price of the Employer stock on the New York Stock Exchange on the business day immediately preceding the transaction, (and shall not include any out-of-pocket expenses related to such a transaction) which shall be the value of the shares delivered to the Trustee for Plan accounting purposes. The additional contribution shall be allocated as of the Valuation Date coincident with the close of the Accounting Year for which it is made in the proportion that the nondeductible contributions made pursuant to Section 2.02(a) of each Participant eligible to share in the allocation for such Accounting Year bears to the total contributions of all such Participants.

     3.03 Limit on "Annual Additions". Notwithstanding any provisions contained herein to the contrary, the total "annual addition" to any Participant's Accounts and to any other "defined contribution plan" maintained by the Employers combined shall not exceed the lesser of (i) Thirty Thousand Dollars ($30,000) as

                                    18
adjusted pursuant to Section 415(c)(1)(A) of the Internal Revenue Code of 1986, as amended, or (ii) twenty-five percent (25%) of the Participant's total annual compensation. For purposes of this Section, the term "annual additions" shall mean the total addition to the Participant's Accounts in the Accounting Year attributable to:

            (i)     Employer contributions under this Article III;

           (ii) Any Employer contributions and forfeitures for such Accounting Year to any other "defined contribution plan" maintained by the Employers; and

          (iii) All of a Participant's nondeductible contributions made pursuant to Section 2.02(a).

     3.04 Corrective Adjustments in Annual Additions. In the event that as of any Valuation Date corrective adjustments in the "annual addition" to any Participant's accounts are required pursuant to
Section 3.03, such adjustments shall be made in the following order of precedence:

          (a) By a reduction of his Participant Contributions Accounts in an amount equal to all or such portion of the Participant's nondeductible contributions made hereunder during the Accounting Year in question, which is required to make such corrective adjustment.

          (b) If a further corrective adjustment is necessary, his Employer Contributions Accounts shall be reduced by Employer contributions made on behalf of the Participant during the Accounting Year.

     The amount of any "corrective adjustments" to Participant Contributions Accounts pursuant to Section 3.04(a) shall be returned to the Participant as soon as practical after such adjustments are made. The amount of any "corrective adjustments" to a Participant's Employer Contributions Accounts pursuant to
Section 3.04(b) shall be allocated to the appropriate Employer Contributions Accounts of all other Participants eligible to share in the Employer's contribution pursuant to, and in the same manner as the additional Employer contribution was (or would have been) allocated under Section 3.02. If such reallocation is prohibited because the annual addition to the accounts of all Participants exceeds the limitations specified in Section 3.03, the Sponsoring Employer shall be entitled to apply them to Employer contributions for a subsequent Accounting Year.

     3.05 Combined Plan Limits. If a Participant is a member of a defined benefit plan maintained by an Employer, the sum of his defined benefit plan fraction and defined contribution plan fraction shall not exceed 1.0.
                                    19
     For purposes of this Section 3.05, the term "defined contribution plan fraction" shall mean a fraction, the numerator of which is the sum of all his "annual additions" (as defined in Section 415(c) of the Internal Revenue Code) to the Participant's Accounts under this Plan and any other defined contribution plan maintained by an Employer as of the close of the Accounting Year and the denominator of which is either (i) one hundred forty percent (140%) of the maximum permissible "annual additions" for each Accounting Year of the Participant's employment for an Employer under Section 415(c) of the Internal Revenue Code or (ii) one hundred twenty-five percent (125%) of the maximum permissible annual additions for each Accounting Year of the Participant's employment for the Employer under Section 415(c) of the Internal Revenue Code, based on the dollar limits, whichever is less.

     For purposes of this Section 3.05, the term "defined benefit plan fraction" shall mean a fraction, the numerator of which is the Participant's projected annual benefit under such defined benefit plan as of the close of the applicable plan year and the denominator of which is either (i) one hundred forty percent (140%) of the Participant's maximum permissible benefit under Section 415(b) of the Internal Revenue Code, based on the percentage of pay limits, or (ii) one hundred twenty-five percent (125%) of the maximum permissible benefit under Section 415(b) of the Internal Revenue Code, based on the dollar limits, whichever is less.

     The limitation on combined benefits and contributions from one or more defined benefit plans and one or more defined contribution plans which is set forth in Section 415(e) of the Internal Revenue Code shall be satisfied by a reduction (if necessary) in the Participant's benefits under the defined benefit plan(s) maintained by an Employer and his contributions under the defined contribution plan(s) maintained by an Employer shall not be affected by such combined plans limitation.

                                ARTICLE IV

                         ACCOUNTS OF PARTICIPANTS

     4.01 Determination of Fair Market Value. As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund and the fair market value of the Accounts of each Participant.

     4.01(a)   Determination of Investment Earnings.  The
investment earnings (or losses, if such computation is negative) of the "Other Investments" and "Diversified Investments" portions of the Trust Fund shall be calculated by the Trustee. Such investment earnings (or losses) shall be equal to (i) the fair market value of such portions of the Trust Fund as of the current Valuation Date (including income accrued, but uncollected, and excluding expenses incurred, but unpaid), less (ii) the fair market value of such

                                    20
portions of the Trust Fund as of the immediately preceding Valuation Date; plus (iii) benefit payments to Participants or former Participants from such portions of the Trust Fund and any other disbursements from such portions of the Trust Fund on behalf of a particular Participant since the last preceding Valuation Date; less (iv) any Employer and Participant's contributions made to said portions of the Trust Fund since the last preceding Valuation Date; less (v) any transfers to such portions of the Trust Fund since the last preceding Valuation Date for any reason; plus (vi) any transfers from such portions of the Trust Fund since the last preceding Valuation Date for the purchase of Employer Stock.

     4.01(b)   Valuation of Other Investments and Diversified
Investments Accounts. The Employer Contributions Account/Other Investments and Diversified Investment Accounts, the Participant Contributions Account/Other Investments and Diversified Investment Accounts, the Rollover Account/Other Investments, the ESOP Transfer Account/Other Investments and Diversified Investment Accounts of each Participant as of a Valuation Date shall be equal to the value of such Accounts as of the last Valuation Date plus or minus the applicable adjustments set forth in Section 4.02.

     4.02 Adjustment of Other Investments and Diversified
Investments Accounts.  As of each Valuation Date, the other
Investments and Diversified Investments Accounts of each
Participant shall be adjusted in the following order and manner:

     4.02(a)   Reduction of Other Investments and Diversified
Investments Accounts. The Other Investments Accounts of each Participant as of the last preceding Valuation Date shall be reduced by the amount of any benefit payments from such Accounts since such Valuation Date.

     4.02(b)   Allocation of Investment Earnings.  The investment
earnings (or losses) determined under Section 4.01(a) shall be allocated to the Other Investments and Diversified Investments Accounts of each active Participant and each limited Participant in the ratio that the value of such Accounts as of the last preceding Valuation Date (plus any adjustment for contributions or diversification transfers received since the preceding Valuation Date and less any adjustments pursuant to Section 4.02(a)), bears to the total value of all such Accounts as of the last preceding Valuation Date.

     Except as otherwise provided in Article V hereof no allocation of investment earnings (or losses) shall be made to the Other Investments and Diversified Investments Accounts of Participants whose benefits became distributable since the last preceding Valuation Date under Article V but which have not been distributed by such Valuation Date.


                                    21
     4.02(c)   Contributions; Cash Dividends; Transfers; Purchase
of Employer Stock. The Other Investments and Diversified Investments Accounts shall be increased by (i) the amount of the Employer, Participants, Rollover, diversification transfers and ESOP Transfer Contributions received during the quarter ending with the Valuation Date, (ii) the cash dividends received during such quarter (in the manner provided in Section 4.07) and (iii) any other investment income (including any investment income from the interim investment of Employer Stock diversification sales). The Other Investments Accounts shall be reduced by the amount applied to purchase Employer Stock and diversification transfers during such quarter. The increases attributable to Employer Contributions shall be credited to the "nonvested and forfeitable" subdivision of the Employee's Account for the current year. The reductions for Employer Stock purchases shall be applied first to the oldest subdivision of such Accounts, if there are more than one (1).

     4.02(d)   Vesting of Other Investments and Diversified
Investments Accounts. If a Participant's employment with the Employers terminated prior to January 1, 1989, amounts in his Employer Contributions Account/Other Investments shall be vested and nonforfeitable only to the extent provided under the provisions of the Plan in effect on the date of his termination.

     If a Participant is credited with one or more Hours of Service on or after January 1, 1989, all amounts in his Employer
Contributions Accounts/Other Investments and Employer Contributions Accounts/Diversified Investments shall become vested and nonforfeitable on the date he is credited with at least five (5) years of Vesting Service.

     Notwithstanding the preceding paragraph, if an Employee was credited with three (3) years or four (4) years of Vesting Service as of January 1, 1989, then as of the Valuation Date coincident with the close of each Accounting Year (December 31) any amounts credited to the subdivisions of the Employer Contributions Account/Other Investments or Employer Contributions Accounts/ Diversified Investments for the first (1st), second (2nd), and third (3rd) Accounting Years prior to the year during which such Valuation Date occurs shall be transferred to the "vested and nonforfeitable" subdivision of such Account in accordance with the following schedule:

     First  (1st) preceding year        1/3
     Second (2nd) preceding year        1/2
     Third  (3rd) preceding year        All

so that Employer Contributions shall be fully vested and nonforfeitable by the end of the third (3rd) Accounting Year after the year they are made. No transfers under this Section 4.02(d) shall be made between Accounts of a Participant who terminated employment during the Accounting Year and who has been reemployed by the close of such Accounting Year.
                                    22
     4.03 Adjustment of Stock Accounts. As of each Valuation Date, the Stock Accounts of each Participant shall be adjusted in the following order and manner:

     4.03(a)   Reduction of Stock Accounts.  The Stock Accounts of
each Participant as of the last preceding Valuation Date shall be reduced by the amount of any benefit payments from such Account on the Participant's behalf since the last preceding Valuation Date and by the sale of any whole shares for transfer and reinvestment in diversified investments pursuant to Section 4.08 hereof. With respect to benefit payments such reduction shall be expressed in whole and fractional shares even though cash in an amount equivalent to part or all of such shares may have been distributed for such payments. With respect to sales of Employer Stock for reinvestment in diversification investments, such reduction shall be made in whole shares only.

     4.03(b)   Purchase of Employer Stock; Increase in Stock
Account. The "nonvested and forfeitable" subdivisions of the Employer Contributions Account/Stock of each Participant expressed in whole and fractional shares to the nearest four (4) places, shall be increased by the number of shares purchased for such Accounts based upon the average price per share of the aggregate purchases of Employer Stock during the quarter ending with the Valuation Date, divided by the number of shares purchased. The shares shall be credited to the subdivision of the "Employer Contributions Account/Stock" for the same year the "Other Investments Account" is debited (usually the current year or next preceding year). For the purposes of this Section 4.03(b), shares contributed by the Sponsoring Employer shall be deemed to have been purchased at the fair market value of such shares based on the closing price of Employer Stock on the New York Stock Exchange on the business day immediately preceding the date the shares were contributed to the Trust Fund.

     4.03(c)   Valuation of Stock Accounts.  The Employer Stock
Accounts shall be maintained in whole shares and fractional shares expressed to the nearest four (4) places and shall reflect the cost of the shares purchased or the appropriate fair market value of the shares of Employer Stock contributed to the Trust Fund by the Employer.

     4.03(d)   Vesting of Stock Accounts.  If a Participant's
employment with the Employers terminated prior to January 1, 1989, amounts in his Employer Contributions Account/Stock shall be vested and nonforfeitable only to the extent provided under the provisions of the Plan in effect on the date of his termination of employment.

     If a Participant is credited with one or more Hours of Service on or after January 1, 1989, all amounts in his Employer Contributions Accounts/Stock shall become vested and nonforfeitable when he is credited with at least five (5) years of Vesting Service.
                                    23
     Notwithstanding the preceding paragraph, if an Employee has been credited with three (3) or four (4)years of Vesting Service as of January 1, 1989, then as of the Valuation Date coincident with the close of each Accounting Year (December 31) any shares credited to the subdivisions of the Employer Contributions Account/Stock for the first (1st), second (2nd), and third (3rd) Accounting Years prior to the year during which such Valuation Date occurs shall be transferred to the "vested and nonforfeitable" subdivision of such Account in accordance with the following schedule:

     First  (1st) preceding year        1/3
     Second (2nd) preceding year        1/2
     Third  (3rd) preceding year        All

so that Employer Contributions shall be fully vested and nonforfeitable by the end of the third (3rd) Accounting Year after the year they are made. No transfers under this Section 4.03(d) shall be made between Accounts of a Participant who terminated employment during the Accounting Year and who has been reemployed by the close of the Accounting Year.

     4.04 Quarterly Participant Account Statements. As soon as reasonably practicable after the close of each quarter of the Accounting Year (i.e., March 31, June 30, September 30 and December 31), the Committee shall advise each Participant of the value of his Accounts as of the Valuation Date coincident with the close of such quarter.

     4.05 Best Judgment Rule. In determining the value of the Trust Fund and the Accounts, the Trustee and the Committee shall exercise their best judgment, and all determinations of value (in the absence of bad faith) shall be binding upon all Participants and their Beneficiaries. All allocations shall be deemed to have been made as of a Valuation Date.

     4.06 Special Valuation Date. Notwithstanding anything to the contrary expressed or implied herein, the Committee may direct a special Valuation Date as of any business day or for distribution purposes, the last business day of any month. Such special Valuation Date shall be deemed equivalent to a regular Valuation Date.

    4.07 Allocation of Dividends. All stock dividends on Employer Stock shall be allocated to Employer Stock Accounts in the ratio that number of shares in each Employer Stock Account bears to the total number of shares in the Employer Stock Account of all Participants. Cash dividends on Employer Stock shall be allocated to the Other Investments Accounts on the same basis, but shall be credited to the Participant Contributions Account/Other Investments of each Participant as of the Valuation Date following receipt of the cash dividend by the Trustee.


                                    24
     4.08 Diversified Investments for Certain Participants and
Accounts. If a Participant who is an active Employee has completed at least five (5) years of Participation in the Plan and has Attained Age thirty-five (35) he may elect to diversify the investments in his Accounts and future Participant Contributions as hereinafter provided.

     4.08(a)   Existing Account/Diversification Out of Employer
Stock. An eligible Participant may diversify part or all of the whole shares of Employer Stock credited to his Participant Contribution and, if applicable, Employer Contribution Accounts/ Stock as hereinafter provided:

                           Then he may
                           diversify the          And he may also
                           following per-         diversify the fol-
                           centage of his         lowing percentage
If an eligible             Participant            of his Employer
Participant's              Contributions          Contributions
Attained Age is:           Account/Stock          Account/Stock

      35-39                   Up to 25%                None

      40-44                   Up to 50%                None

      45-49                   Up to 75%                None

      50-59                   Up to 100%             Up to 50%

   60 or older                Up to 100%             Up to 100%

     The applicable percentage of Employer Stock that a Participant may direct the Committee, in writing, to sell and reinvest in diversified investments shall be based on the whole share balance in the Participant's Account(s) that are eligible for diversification as of the most recent quarterly valuation date (i.e., March 31, June 30, September 30 and December 31), adjusted by any shares distributed or credited to the applicable Account(s) since such Valuation Date.

     If the Participant has previously elected to diversify, the number of whole shares of Employer Stock he may elect to diversify at any time within any age brackets shall be adjusted by the Committee and the Trustee in an equitable manner to reflect such prior diversification. If a Participant who previously elected to diversify, later elects to redeem part or all of his diversified investments and reinvest the proceeds in Employer stock, the number of whole shares of Employer Stock he may elect to diversify at any time shall be adjusted by the Committee and the Trustee in an equitable manner to reflect such prior diversification and reinvestment in Employer Stock.


                                    25
     A written request to diversify or reinvest shall be made in writing on forms furnished the Committee and may be made at any time. However, only one request to diversify (i.e. sell Employer Stock) or reinvest (i.e. purchase Employer Stock) may be made in any calendar quarter. Upon receipt of such a request the Committee shall direct the Trustee in writing to sell such whole shares as soon as reasonably practicable either in the open market or by reducing the number of shares of Employer Stock the Trustee may be required to purchase as a result of Participant, Employer or Rollover Contributions or the reinvestment of dividends on shares of Employer Stock in the Trust Fund. The amount credited to a Participant's Accounts as a result of such a sale of Employer Stock shall be based on the average of the actual sale proceeds or, if no actual shares are sold on the open market, based on the closing price of the Employer Stock on the New York Stock Exchange on the business day immediately preceding the date such shares are deemed to be sold by the Trustee. The amounts realized from any such sales of whole shares of Employer Stock shall be credited to the Participant's Employer Contributions and/or Participant Contributions/Other Investments Account(s) whichever is applicable, until such amounts are reinvested in the diversified investments made available by the Committee and elected, in writing, by the Participant on a form which will be provided by the Committee.
When a Participant's properly completed and signed election to sell whole shares of Employer Stock is received by the Trustee the Trustee shall reinvest the proceeds of any such actual or deemed sales of Employer Stock as soon as reasonably practicable in the diversified investments elected by the Participant.

     The diversification investment options a Participant may elect shall be determined by the Committee from time to time. As of January 31, 1993, the following collective investment trusts maintained by the Trustee for I.R.C. Sec. 401(a) qualified retirement plan trusts are the diversification investment options provided by this Plan:

               Money Market Fund
               Intermediate Bond Fund
               Balanced Fund
               Value Equity Fund
               Standard and Poor's 500 Index Fund

     A diversification investment election may be made in five percent (5%) increments which equal 100%.

     In the case of a Participant to whom the provisions of either
Section 16(a) or Section 16(b) of the Securities Exchange Act of 1934 are applicable (herein referred to as an "Insider"), the following restrictions shall apply: (i) any election by an Insider to direct an investment, a transfer or change of investment of any Account to Employer Stock; and (ii) any election to transfer or change the investment of Accounts from Employer Stock to any Other

                                    26
Investment Fund, may only be made by an Insider (x) during the period commencing on the third business day following the date of release for publication of any annual or quarterly summary statements of the Employer's sales and earnings and ending on the twelfth business day following such date (a "Window Period") and
(y) at least six months after the date of any previous transfer hereunder to or from such Insider with respect to Employer Stock.

     4.08(b)   Existing Accounts/Reinvestment From Diversification
Investments into Employer Stock. A Participant whose Employer Contributions and/or Participant Contributions/Stock Account(s) have been diversified may at any time elect to redeem all or part of the investments in the Participant's Diversification Accounts and reinvest the proceeds in shares of Employer Stock as soon as reasonably practicable after the proceeds from such redeemed investments are available for reinvestment, provided that only one such election may be made in any calendar quarter and the Participant has not made any diversification election out of Employer Stock in such calendar quarter. Such Employer Stock purchases shall be made by the Trustee on the open market, from Employer Treasury Stock or authorized but unissued shares or from the Trust Fund as a result of shares of Employer Stock sold by this Plan in order to make cash in lieu of stock distributions. If any such purchases are not made in the open market, they shall be deemed to be purchased on the basis of the closing price of the Employer Stock on the New York Stock Exchange on the business day immediately preceding the date such shares are deemed to be purchased by the Trustee.

     In the case of a Participant to whom the provisions of either
Section 16(a) or Section 16(b) of the Securities Exchange Act of 1934 are applicable (herein referred to as an "Insider"), the following restrictions shall apply: (i) any election by an Insider to direct an investment, a transfer or change of investment of any Account to Employer Stock; and (ii) any election to transfer or change the investment of Accounts from Employer Stock to any Other Investment Fund, may only be made by an Insider (x) during the period commencing on the third business day following the date of release for publication of any annual or quarterly summary statements of the Employer's sales and earnings and ending on the twelfth business day following such date (a "Window Period") and
(y) at least six months after the date of any previous transfer hereunder to or from such Insider with respect to Employer Stock.

     4.08(c)   Diversification Investments of Future Participant
Contributions. A Participant who is entitled to elect to diversify under this Section 4.08 may also elect to diversify the investment of his future Participant contributions as hereinafter provided.





                                    27

                                      Then he may direct the diversi-
          If an eligible              fication of the following app-
          Participant's               licable percentage of his future
          Attained Age is:            Participant contributions

              35-40                         Up to 25%

              40-44                         Up to 50%

              45-49                         Up to 75%

          50 and older                      Up to 100%

    A Participant who is entitled to diversify future Participant contributions may do so at any time, in writing, on a form which shall be furnished the Participant by the Committee. The election shall be effective on the payroll period beginning at least five
(5) business days after the Committee's receipt of such written election. Investments in the diversified investments elected by the Participant in accordance with this Section 4.08 shall be made by the Trustee as soon as reasonably practicable after such diversification election is received by the Trustee.

    4.09 ERISA Sec. 404(c) Compliance Intended. The Sponsoring Employer intends that this Plan be an ERISA Section 404(c) plan with respect to the portion of Participant Accounts which are subject to diversification elections and, therefore, the Committee shall, effective from and after January 1, 1994, administer the Plan in compliance with the relevant regulations of the U.S. Department of Labor under Section 404(c) of the Employee Retirement Income Security Act of 1974.

                                 ARTICLE V

                    PAYMENT OF BENEFITS TO PARTICIPANTS

    5.01 Distribution on Early or Normal Retirement. When a Participant lives to either his Early Retirement Date or Normal Retirement Date and retires, the full value of his Accounts shall immediately become distributable, calculated as of the quarterly Valuation Date coincident with or, otherwise, immediately following his Early Retirement Date or Normal Retirement Date, whichever is applicable unless the distribution is not made within sixty (60) days after such quarterly Valuation Date, in which event the distributable amount and/or shares shall be calculated as of the monthly Valuation Date immediately preceding the actual distribution or in accordance with the provisions of Section 5.10 hereof, whichever is applicable.

                                    28




    5.02 Employment Beyond Normal Retirement. A Participant may continue his employment past his Normal Retirement Date. Such Participant shall continue to be an active Participant under the Plan and the full value of his Accounts shall immediately become distributable, calculated as of the quarterly Valuation Date coincident with or, otherwise, immediately following the actual date of his retirement unless the distribution is not made within 60 days after the quarterly Valuation Date, in which event the distributable amount and/or shares shall be calculated as of the monthly Valuation Date immediately preceding the actual distribution or in accordance with the provisions of Section 5.10 hereof, whichever is applicable.

    5.03 Distribution on Death. If a Participant dies while an active Participant under the Plan, the full value of his Accounts shall immediately become distributable to his Beneficiary or Beneficiaries, calculated as of the quarterly Valuation Date coincident with or, otherwise, immediately following the date of his death unless the distribution is not made within 60 days after the quarterly Valuation Date, in which event the distributable amount and/or shares shall be calculated as of the monthly Valuation Date immediately preceding the actual distribution or in accordance with the provisions of Section 5.10 hereof, whichever is applicable.

    5.04 Distribution on Disability. When it is determined that a Participant is Totally and Permanently Disabled, the Committee shall certify such fact to the Trustee, and the full value of such Disabled Participant's Accounts shall immediately become distributable, calculated as of the quarterly Valuation Date coincident with or, otherwise, immediately following the date of his termination of employment due to Total and Permanent Disability(as determined by the Committee), unless the distribution is not made within 60 days after the quarterly Valuation Date, in which event the distributable amount and/or shares shall be calculated as of the monthly Valuation Date immediately preceding the actual distribution or in accordance with the provisions of
Section 5.10 hereof, whichever is applicable.

    5.05 Distribution on Termination of Employment. Whenever the employment of a Participant shall terminate other than for early, normal or late retirement, death or Total and Permanent Disability, this Section 5.05 shall apply. In such event, the Participant shall cease to be a Participant and the vested and nonforfeitable portion of his Employer Contributions Account/Other Investments or Diversified Investments, if any, and of his Employer Contributions Account/Stock shall become distributable, calculated as of the quarterly Valuation Date coincident with or immediately following his termination of employment. The nonvested and forfeitable portion of his Employer Contributions Account/Other Investments or Diversified Investments and Employer Contributions Account/Stock shall be forfeited as of the Valuation Date coincident with the

                                    29
close of the Accounting Year during which his termination of employment occurred provided he is not reemployed on or before such date and repays to the Trust Fund any distribution he received (pursuant to Section 5.13) on or before such Valuation Date. Subject to the provisions of Section 5.12 hereof, the full value of the terminated Participant's Participant Contributions Accounts/Other Investments, Participant Accounts/Diversified Investments, Participant Contributions Account/Stock, Participant Deductible Contributions Account/Stock, Rollover Account/Other Investments, Rollover Account/Stock, ESOP Transfer Account/Other Investments, and ESOP Transfer Account/Stock shall become distributable, calculated as of the quarterly Valuation Date coincident with or immediately following the date his termination of employment occurred, provided he is not reemployed on or before such Valuation Date and repays to the Trust Fund any distribution he received (pursuant to Section 5.13) on or before such Valuation Date. If a distribution is not made within sixty (60) days after the applicable quarterly Valuation Date, the distributable amount and/or shares shall be calculated as of the monthly Valuation Date immediately preceding the actual distribution or in accordance with the provisions of Section 5.10 hereof, whichever is applicable.

    5.06 In-Service Withdrawals. An Employee who has been an active Participant at any time for at least two (2) years may, after attaining age fifty-nine and one-half (59 1/2), withdraw in one lump sum the entire balance of his vested Employer Contributions Accounts, Participant Contributions Accounts, Rollover Accounts,
ESOP Transfer Accounts and, at the Participant's option, his Participant Deductible Contributions Accounts, provided the withdrawal satisfies the terms of this Section 5.06. Partial withdrawals are not permitted. Only one (1) in-service withdrawal may be made prior to a Participant's termination of employment.

    A Participant who is not subject to Section 16(b) of the Securities Exchange Act of 1934 ("Section 16(b)") may make a request for an in-service withdrawal at any time and the Committee shall in accordance with its practices and procedures, direct the Trustee to make the withdrawal as soon as reasonably practicable. The amount of any such withdrawal shall be based on the vested shares of Company Stock and other amounts credited to the Participant's Accounts as of the immediately preceding Valuation Date, adjusted for Participant contributions, Employer contributions, reinvested dividends and any other investment earnings the Committee estimates should be credited to the Participant's Stock and Other Investment Accounts for participation after such Valuation Date. A Participant's ability to elect a cash distribution shall be determined pursuant to Section 5.07. If a cash distribution is elected by the Participant, the Employer Stock in his Accounts shall be valued as of the date of the Committee receives the Participant's written request for an in-service withdrawal.


                                    30
    The amount of any in-service withdrawal to Participants who are subject to Section 16(b) shall become distributable as of the "In-Service Election Date," as hereinafter defined, immediately following the date the Participant's written request therefor is received by the Committee. The term "In-Service Election Date" shall mean the last day of February, May, August and November of each year. The Participant's written request must be received by the Committee at least fifteen (15) days before the In-Service Election Date. Distributions to Participants subject to Section 16(b) from their Stock accounts shall not be governed by Section 5.07, but instead shall be made in whole shares of Employer Stock, except that the value of any fractional Share shall be distributed in cash. The amount of any such withdrawal shall be based on the vested shares of Company Stock and other amounts credited to the Participant's Accounts as of the immediately preceding Valuation Date, adjusted for Participant contributions, Employer contributions, reinvested dividends and any other investment earnings the Committee estimates should be credited to the Participant's Stock and Other Investment Accounts for participation after such Valuation Date.

    If an additional Employer contribution is made to the Plan for the Accounting Year in which the Participant elects an in-service withdrawal, the Participant shall be entitled to a share of such additional Employer contribution which shall be distributed to the Participant after it is received by the Trustee. The distribution of such an additional Employer contribution shall be made in the same form (i.e., Employer Stock or cash) as the in-service withdrawal was made to the Participant.

    If a cash dividend on the Employer Stock occurs on or before an in-service withdrawal is distributed but before the cash dividend is received by the Trustee, the Participant's share of such cash dividend will be distributed to the Participant in cash as soon as reasonably practicable after it is received by the Trustee. If a stock dividend, split or other recapitalization of Employer Stock (hereinafter referred to as a "stock dividend") is payable to shareholders of record on or before an in-service withdrawal is distributed but before the stock dividend is received by the Trustee, the Participant's share of such stock dividend will be distributed to the Participant as soon as reasonably practicable after it is received by the Trustee. The distribution of such a stock dividend shall be made in the same form (i.e., Employer Stock or cash) as the in-service withdrawal was made to the Participant.

    If a Participant makes an in-service withdrawal pursuant to the provisions of this Section 5.06, he shall not be entitled to make any Participant contributions for the six consecutive months after (i) the In-Service Election Date in the case of a Participant who is subject to Section 16(b) or (ii) the next practicable pay period after the Committee has received a notice of withdrawal in the case of a Participant not subject to Section 16(b).

                                    31
    5.07 Distributions Usually In Employer Stock. Except as hereinafter provided, all benefits distributed to or on behalf of a Participant from his Other Investments or Diversified Investments accounts shall be converted to Employer Stock by the purchase of additional shares by the Trustee to the maximum extent practicable. Any amount that cannot be applied to the purchase of Employer Stock shall be distributed in cash. All benefits distributed to or on behalf of a Participant from his Stock accounts shall be distributed in whole shares of Employer Stock, except that the value of any fractional share shall be distributed in cash, based upon the value of such fractional share as of the quarterly Valuation Date when his Accounts became distributable under this
Article V or as of the monthly Valuation Date next preceding the actual distribution of such shares, if the distribution is not made within sixty (60) days after such quarterly Valuation Date.

    Notwithstanding the foregoing, unless a Participant requests in writing that his Accounts be distributed to the maximum extent practicable in shares of Employer Stock, in any case where less than fifty (50) shares of Employer Stock are distributable to the Participant, the Committee shall distribute in cash the distributable balance in his Other Investments accounts and distribute in cash an amount equal to the fair market value of the distributable shares of Employer Stock credited to his Stock accounts, valued at the closing price of the shares on the New York Stock Exchange (i) as of the quarterly Valuation Date coincident with or immediately preceding the date the Participant's Accounts become distributable hereunder, or (ii) if the date of distribution is sixty (60) or more days after such quarterly Valuation Date, as of the monthly Valuation Date immediately preceding the day the Committee directs the Trustee to make a cash distribution hereunder. In the case of a Participant to whom the provisions of either Section 16(a) or 16(b) of the Securities Exchange Act are applicable (hereinafter referred to as an "Insider"), any request that Accounts be distributed to the maximum extent practicable in shares of Employer Stock must be made prior to the date such Accounts become distributable and shall be irrevocable until at least six (6) months after termination of Participant's employment. In addition, the Committee shall, in any case where the number of shares of Employer Stock that is distributable to a Participant hereunder is at least fifty (50) shares but not more than one hundred (100) shares, afford the Participant the opportunity to elect to have his Accounts either distributed (i) in cash, calculated as hereinabove provided, or (ii) in shares of Employer Stock to the maximum extent practicable (calculated as hereinabove provided). In the case of any Participant who is an "Insider", any such election must be made prior to the date on which such Accounts shall be distributable and shall be irrevocable until at least six
(6) months after termination of the Insider's employment. In case any Participant who is afforded such an election does not make a timely election, in writing, his Accounts shall be distributable in shares of Employer Stock to the maximum extent practicable

                                    32

(calculated as hereinabove provided). In any case, where the number of shares of Employer Stock that is distributable to a Participant hereunder is at least one hundred (100) shares or more, the distribution shall, to the maximum extent practicable (calculated as hereinabove provided), be in shares of Employer Stock.

    Distributions from Diversified Investments Accounts shall be made in cash unless the Participant or Beneficiary elects in writing (on a form which will be provided by the Committee prior to the distribution) that part or all of his distribution be made in Employer Stock, in which event Employer Stock shall be purchased by the Trustee with the proceeds from the redemption of his Diversified Investments Accounts and distributed to the Participant.

    5.08    Distribution Date.  Any benefits payable under this
Article V shall commence within sixty (60) days of the date they become distributable hereunder unless the amount cannot be ascertained within such sixty (60) days, in which event they shall be payable as soon as reasonably practicable thereafter. However, if the benefit is greater than three thousand five hundred dollars ($3,500), it shall not commence prior to the Participant's sixty-second (62nd) birthday without the Participant's written consent. Any additional contributions allocated to a former Participant who retired, died or became Totally or Permanently Disabled during the Accounting Year for which an additional contribution is made shall be distributed as soon as practicable after receipt of the contribution by the Trustee. The distribution shall be made in the same form as his benefits were otherwise distributed as a result of his retirement, death or disability subject to the provisions of Section 5.07 hereof.

    In no event, however, shall a Participant's benefit payments commence later than December 31 of the calendar year during which he attains age seventy and one-half (70 1/2), even if he has not retired. The required minimum distribution under this paragraph for the calendar year during which the Participant attains age 70 1/2 shall be one-fifteenth (1/15) of the balance of his Accounts as of the September 30 Valuation Date for that year. The minimum required distribution during each subsequent calendar year shall be the balance of the Participant's Accounts as of the September 30 Valuation Date for such subsequent year multiplied by a fraction the numerator of which is one and the denominator of which shall be the fifteen reduced by one for each year subsequent to the year during which the Participant attained age 70 1/2. Required minimum distributions shall be made pro-rata from each of the Participant's Accounts. Distributions of amounts in excess of the required minimums shall be made from such Accounts as specified in writing by the Participant. In addition, any death benefit that becomes payable under this Plan shall commence (or be paid) within one (1) year after it becomes distributable hereunder.

                                    33
    Notwithstanding any provision of this Plan to the contrary, distributions shall be made in accordance with Section 401(a)(9) of the Internal Revenue Code and the regulations thereunder.

    5.09 Forms of Distribution. The normal form of distribution shall be a lump sum distribution. A Participant or Beneficiary may, however, request an alternative form of distribution of any benefits under the Plan as provided hereinafter. The request by the Participant or the Beneficiary shall be in writing and shall be filed with the Committee at least thirty (30) days or, in case the Participant is an Insider of the Sponsoring Employer (as defined in Section 4.08 hereof), six (6) months, before distribution is to be made. The alternative forms of distribution are as follows:

          1. A lump sum distribution of Employer Stock and/or cash as hereinabove provided;

          2. Periodic installments in substantially equal annual amounts for a period not longer than hereinafter specified;
     and

          3.   Any combination of the above.

    If periodic installments are elected by a Participant, the installment payments shall be made over a period of time not longer than the lesser of (i) fifteen (15) years or (ii) the joint life expectancy of the Participant and his spouse. If periodic installments are elected by a Beneficiary of a deceased Participant, other than the deceased Participant's spouse, the installment payments shall be made over a period not longer than five (5) years.

    Notwithstanding any provisions of this Plan to the contrary, distributions shall be made in accordance with Section 401(a)(9) of the Internal Revenue Code and the regulations thereunder.

    5.10 Segregating Accounts of Former Participants. As soon as practical after the amount that is distributable to a former Participant is finally determined, if his distribution will either be made in installments or be delayed more than six (6) months if payable in a lump sum, his Accounts shall be segregated from the other Trust Fund assets into a separate trust account. The investment of such separate trust account shall continue to be governed by the provisions of Section 5.04 of the Trust Agreement and the Employer Stock dividends and other investment income credited to such account shall, to the extent practicable, be invested in Employer Stock. All disbursements and expenses attributable to such accounts shall be charged thereto. Trustee's fees, however, shall be paid by the Employer. Periodic installment payments from such separate trust accounts shall be made in Employer Stock and/or cash pursuant to Section 5.07 hereof; provided, however, that the elections accorded to the Participant

                                    34

in Section 5.07 are based on the aggregate amount of shares and cash in his Accounts as of the date the Participant's Accounts become distributable hereunder. In the event of the death of either a Participant or a Beneficiary to whom periodic installments are being paid (or are to be paid) prior to receipt of the full amount of such separate trust account, the remaining balance shall be paid as soon as practical to the Beneficiary or Contingent Beneficiary. The Committee may, with the consent of the Trustee, direct that any separate trust accounts under this Section 5.10 be commingled for investment purposes.

    5.11 Death Payments to Contingent Beneficiaries. If, at the time of a Participant's death while benefits are still outstanding, his named Beneficiary does not survive him, his benefits shall be paid to his named Contingent Beneficiary. If a deceased Participant is not survived by either a named Beneficiary or Contingent Beneficiary (or if no Beneficiary was effectively named), the benefits shall be paid in a single sum to the person or persons in the first of the following classes of successive preference beneficiaries then surviving: the Participant's (a) spouse, (b) children, (c) parents, (d) brothers and sisters, (e) executors and administrators. The determination of the eligible Beneficiary, Contingent Beneficiary, or successive preference beneficiary shall be made by the Committee.

    5.12 Special Rules Applicable to Deductible Participant Contributions. Notwithstanding any provision to the contrary herein contained, the following special rules shall govern the distribution of a Participant's Participant Deductible Contributions Account/Stock and/or that portion, if any, of his Participant Contributions Account/Other Investments attributable to contributions made pursuant to Section 2.02(b), in circumstances where the Participant terminates employment for reasons other than death or Total and Permanent Disability:

    5.12(a) Election. The Participant may elect that his Participant Deductible Contributions Account/Stock (or the portion, if any, of his Participant Contributions Account/Other Investments which is attributable to contributions made pursuant to Section
2.02(b)) shall either be

            (i) retained in the Trust Fund and credited with the investment earnings (or losses) of the Trust Fund in accordance with Section 4.02 hereof until the close of the Accounting Year in which the Participant reaches Attained Age fifty-nine and one-half (59 1/2), at which time it shall be distributed to the Participant in accordance with the provisions of Section 5.09 hereof; or

           (ii)     transferred by the Trustee to an Individual
     Retirement Account at a financial institution selected by the Participant; or

                                    35
          (iii) distributed to the Participant, subject to the provisions of Section 5.12(b) hereof, in the form of distribution selected pursuant to Section 5.09 hereof.

In the absence of an election by the Participant, his Participant Deductible Contributions Account/Stock and/or the portion, if any, of his Participant Contributions Account/Other Investments attributable to contributions made pursuant to Section 2.02(b) shall be retained in the Trust Fund and credited with the investment earnings (or losses) of the Trust Fund in accordance with Section 4.02 hereof until the close of the Accounting Year in which the Participant reaches Attained Age fifty-nine and one-half (59 1/2), at which time it shall be distributed to the Participant in accordance with the provisions of Section 5.09 hereof.

     5.12(b)   Acknowledgment.  If a terminated Participant who has
not Attained Age fifty-nine and one-half (59 1/2) elects to receive a distribution of his Participant Deductible Contributions Account/Stock (or the portion, if any, of his Participant Contributions Account/Other Investments which is attributable to contributions made pursuant to Section 2.02(b)), such distribution shall not be made unless the Participant acknowledges in writing that he understands that the amount distributed

            (i) will be subject to a ten percent (10%) federal excise tax penalty;

           (ii) will also be taxed as ordinary income for federal income tax purposes; and

          (iii) will be reported to the Internal Revenue Service for such purposes.

     5.13 Reemployment/Repayment of Benefits/Restoration of Accounts. Notwithstanding any provision contained herein to the contrary, a terminated Participant who was partially vested pursuant to Section 5.05 and who is reemployed before he incurs five (5) consecutive One Year Breaks in Service, shall be entitled to repay to the Trust Fund the benefits he received, in the manner and within the time hereinafter specified, and to have certain forfeited portions of his Accounts restored.

     5.13(a)   Repayment of Employer Stock and Cash Distributions.
If the reemployed Participant received a distribution of Employer Stock and cash, he must repay the Trust Fund the same number of shares of Employer Stock and the same amount of cash that he received as a result of his termination of employment, or if subsequent to the receipt of the distribution there has been a stock split or stock dividend, or a reorganization or recapitalization of the Employer, then he must repay to the Trust Fund the same amount of cash that he received as a result of his termination of employment and the number of shares of Employer

                                    36
Stock and/or cash which he received because of said stock split, stock dividend, reorganization or recapitalization for the number of shares of Employer Stock that he received as a result of his termination of employment. However, the reemployed Participant is not required to repay any cash distributions he received on the shares of Employer Stock he received as a result of his termination of employment. The repayment shall be made not later than the earlier of (i) five (5) years after his reemployment or (ii) the date he first incurs five (5) consecutive One Year Breaks in Service. Upon receipt by the Trustee of the entire amount of the reemployed Participant's repayment the Committee, as of the next succeeding Valuation Date, shall credit to his Participant Stock and Other Investment Accounts the shares of Employer Stock and cash so repaid and shall restore the shares of Employer Stock and cash forfeited from his Accounts. Any shares of Employer Stock and cash which the Committee so restores shall be made from Forfeitures which are otherwise available to reduce Employer contributions, provided the repayment is made in the last quarter of the Accounting Year and any such Forfeitures exceed the number of shares of Employer Stock and the amount of cash to be restored. Otherwise the Employer shall make a special contribution in an amount sufficient to restore such forfeited shares of Employer Stock and cash. The reemployed Participant shall be entitled to vest in such restored Accounts as if the Employer contributions for the shares of Employer Stock and cash restored had been made in the applicable years.

     5.13(b)   Repayment of Cash Distributions.  If the reemployed
Participant received a distribution solely consisting of cash (in lieu of Employer Stock) he must repay to the Trust Fund the same amount of cash that he received as a result of his termination of employment by not later than the earlier of (i) five (5) years after his reemployment, or (ii) the date he first incurs five (5) consecutive One Year Breaks in Service. Upon receipt by the Trustee of the entire amount of the reemployed Participant's repayment the Committee shall cause the Employer to restore to the Participant the additional amount of cash that would have been distributed. The Committee shall then cause the Trustee, as of the next succeeding Valuation Date, to credit such repaid and restored cash to the Participant's Other Investments Accounts (and the appropriate subdivision of such accounts). Any cash which the Committee so restores shall be made from Forfeitures which are otherwise available to reduce Employer contributions, provided the repayment is made in the last quarter of an Accounting Year and any such Forfeitures exceed the amount of cash to be restored. Otherwise, the Employer shall make a special contribution in an amount sufficient to restore such forfeited cash. The reemployed Participant shall be entitled to vest in such restored accounts as if the number of shares of Employer Stock purchased with such restored amounts had been purchased from Employer contributions in the applicable years preceding his reemployment.


                                    37

     5.14 Qualified Domestic Relations Orders. Benefit payments to an alternate payee pursuant to a Qualified Domestic Relations Order may be distributed prior to a Participant's termination of employment or death, but shall not be distributed prior to the date the Participant reaches Attained Age fifty (50), unless the Participant terminates employment prior to reaching Attained Age fifty (50). The amount and form of benefit payments shall be computed in accordance with the provisions of Article V hereof.

     5.15 Required Tax Withholding; Notice. The amount of any eligible rollover distribution made after December 31, 1992 to a terminated or retired Participant shall be subject to twenty percent (20%) withholding for federal income taxes unless the terminated employee elects in writing before the eligible rollover distribution is made to have the entire eligible rollover distribution paid directly to an eligible individual retirement account, annuity, trust or another qualified retirement plan. An eligible rollover distribution made after December 31, 1992 to a surviving spouse shall be subject to twenty percent withholding for federal income taxes unless the eligible rollover distribution is directly rolled over to an individual retirement account, annuity or trust. The taxable portion of a nonperiodic payment to a nonspouse beneficiary shall be subject to ten percent (10%) voluntary withholding for federal income taxes. The Trustee shall transmit to the U.S. Treasury Department the amounts so withheld within the time required by law. Prior to making any such eligible rollover distribution and income tax withholding, the Committee shall furnish each recipient of an eligible rollover distribution with the notice required by Section 402(f) of the Internal Revenue Code and the information required by the relevant Treasury Department regulations thereunder.

     Any distribution under this Plan may commence less than thirty
(30) days after the notice required under Treas. Reg. Sec. 1.411(a)- 11(c) is given provided that:

          (a) the Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

          (b) the Participant after receiving the notice affirmatively elects distribution.

                                ARTICLE VI

                               THE COMMITTEE

     6.01 Composition and Duties of Committee.  The Board of
Directors of the Sponsoring Employer shall appoint three (3) or more persons to be known as the Committee to administer the Plan,
                                    38

keep records of individual Participant benefits, and notify the Participants of the value of their Accounts annually. The Employer will notify the Trustee of the names of the members of the Committee and of any changes in membership that may take place from time to time.

     6.02 Term; No Compensation. All members of the Committee shall serve until their resignation or dismissal by the Board of Directors of the Sponsoring Employer and vacancies shall be filled in the same manner as the original appointments. The Board of Directors of the Employer may dismiss any member of the Committee at any time with or without cause. No compensation shall be paid members of the Committee from the Trust Fund for services on such Committee.

     6.03 Claims Procedure. The Committee shall from time to time establish rules for the administration of the Plan and transaction of its business consistent with the terms of the Plan. Without limiting the generality of the above sentence, it is specifically provided that the Committee shall set forth in writing, available for inspection by any interested party, the procedures to be followed in presenting claims for benefits under the Plan. The Committee shall rely on the records of the Employer, as certified to it, with respect to any and all factual matters dealing with the employment of an Employee or Participant. In case of any factual dispute hereunder, the Committee shall resolve such dispute giving due weight to all evidence available to it. The Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. All such decisions, interpretations and determinations shall be final, conclusive and binding except to the extent that they are appealed under the following claims procedure. In the event that the claim of any person to all or any part of any payment or benefit under this Plan shall be denied, the Committee shall provide to the claimant, within sixty (60) days after receipt of such claim, a written notice setting forth, in a manner calculated to be understood by the claimant:

             (i)  The specific reason or reasons for the denial;

            (ii) Specific references to the pertinent Plan provisions on which the denial is based;

           (iii) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such material or information is necessary; and

            (iv)    An explanation of the Plan's appeal procedure.

Within sixty (60) days after receipt of the above material, the claimant shall have a reasonable opportunity to appeal the claim

                                    39

denial to the Committee for a full and fair review. The claimant or his duly authorized representative:

            (i) May request a review upon written notice to the Committee;

           (ii)     May review pertinent documents; and

          (iii)     May submit issues and comments in writing.

     A decision by the Committee will be made not later than sixty
(60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which event a decision should be rendered as soon as possible, but in no event later than one hundred and twenty (120) days after such receipt. The Committee's decision on review shall be written and include specific reasons for the decision, written in a manner calculated to be understood by the claimant with specific references to the pertinent Plan provisions on which the decision is based. All such decisions, interpretations and determinations by the Committee shall be final, conclusive and binding.

     6.04 Required Vote; Records of Committee. Except as otherwise specifically provided herein, every decision and action of the Committee shall be valid if concurred in by a majority of the members then in office, which concurrence may be had without a formal meeting. The Committee shall select a Secretary, who may or may not be a Participant in the Plan, and any other officers deemed necessary and shall adopt rules governing its procedures not inconsistent herewith. The Committee shall keep a permanent record of its meetings and actions.

     6.05 Directing Payments. The Committee shall direct the Trustee in writing to make payments from the Trust Fund to Participants who qualify for such payments hereunder. Such written order to the Trustee shall specify the name of the Participant, his Social Security number, his address, and the amount and the form of distribution of such payments.

     6.06 Nondiscrimination. The Committee shall not take action or direct the Trustee to take any action with respect to any of the benefits provided hereunder or otherwise in pursuance of the powers conferred herein upon the Committee which would be discriminatory in favor of Limited Participants who are Highly Compensated Employees, or which would result in benefiting one Participant, or group of Participants, at the expense of another or in discrimination between Participants similarly situated or in the application of different rules to substantially similar sets of facts.

     6.07 Written Instructions to Trustee. The Trustee may request instructions in writing from the Committee on other matters and may rely and act thereon.
                                    40

     6.08 Duty to Maintain Participant Accounts. The Trustee shall be responsible for the maintenance of Participant Accounts. Except as provided in Section 5.10, however, the Trustee need not segregate Accounts among Participants for investment purposes.

     6.09 Employment of Counsel. The Committee may employ such legal counsel, accountants, and other agents as it shall deem advisable. The Employer shall pay, or cause to be paid from the Trust Fund, the compensation of such legal counsel, accountants and other agents and any other expenses incurred by the Committee in the administration of the Plan and Trust.

     6.10 Indemnification. The Sponsoring Employer shall indemnify and save the members of the Committee, and any persons to whom the Committee has allocated or delegated its responsibilities in accordance with the provisions hereof, as well as any other fiduciary who is also an officer, director or employee of an Employer, and each of them, harmless from and against any and all claims, loss, damages, expense and liability arising from their responsibilities in connection with the administration of the Plan and Trust Fund and not otherwise paid or reimbursed by insurance, unless the same shall result from their own willful misconduct.

                                ARTICLE VII

                        THE TRUST FUND AND TRUSTEE

     7.01 Trust Agreement. The Sponsoring Employer has entered into a Trust Agreement with the Trustee to hold the funds necessary to provide the benefits set forth in this Plan.

     7.02 Trust Fund. The Trust Fund shall be received, held in trust, and disbursed by the Trustee in accordance with the provisions of the Trust Agreement and this Plan. No part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants, retired Participants, disabled Participants, their Beneficiaries or Contingent Beneficiaries under this Plan. No person shall have any interest in, or right to, the Trust Fund or any part thereof, except as specifically provided for in this Plan or the Trust Agreement.

     7.03 Removal of Trustee. The Board of Directors may remove the Trustee at any time upon the notice required by the terms of the Trust Agreement, and upon such removal or upon the resignation of a Trustee, the Board of Directors shall appoint a successor Trustee.

     7.04 Powers of Trustee. The Trustee shall have such powers to hold, invest, reinvest, control and disburse the funds as at that time shall be set forth in the Trust Agreement or this Plan.



                                    41
     7.05 Trust Agreement Part of the Plan. The Trust Agreement shall be deemed to form a part of the Plan and all rights of Participants or others under this Plan shall be subject to the provisions of the Trust Agreement.

     7.06 Settlement of Accounts of Trustee. The Trust Agreement may contain provisions granting authority to the Employer to settle the accounts of the Trustee on behalf of all persons having or claiming an interest in the Trust Fund.

                               ARTICLE VIII

                         AMENDMENT AND TERMINATION

     8.01 Amendment of Plan. The Sponsoring Employer hereby reserves the right, at any time, by action of its Board of Directors, to modify or amend, in whole or in part, any or all of the provisions of the Plan, including specifically the right to make such amendments effective retroactively, if necessary, to bring the Plan into conformity with government regulations which must be complied with so that the Plan and Trust Fund may be eligible for tax benefits. No modification or amendment shall make it possible for Trust assets to be used for or diverted to, purposes other than the exclusive benefit of Participants and former Participants and their Beneficiaries. The effectiveness of any amendment of the Plan is expressly conditioned on the continued qualification of the Plan, as revised by such amendment, under the relevant provisions of the Internal Revenue Code of 1986, as amended.

     8.02 Termination of Plan. The Sponsoring Employer may, by action of its Board of Directors, terminate the Plan at any time.

     8.03 Full Vesting of Accounts on Plan Termination. If the Sponsoring Employer terminates the Plan, completely discontinues contributions, or partially terminates the Plan, the Committee shall compute the value of the Accounts of the affected Participants. The Accounts of such Participants and any other persons having an interest in the Trust Fund computed in the manner aforementioned shall then immediately vest and become nonforfeitable. The interest of each such Participant shall, at the discretion of the Sponsoring Employer, either (i) be distributed, or (ii) continue to be held in the Trust Fund and distributed upon each Participant's retirement, death, disability or termination of employment.

     8.04 Return of Mistaken/Nondeductible Employer Contribu-
tions.   Notwithstanding anything contained herein to the contrary, and pursuant to Section 403(c)(2) of the Employee Retirement Income Security Act of 1974, upon the Employer's request, a contribution which was made by the Employer under a mistake of fact, or conditioned upon qualification of the Plan or any amendment

                                    42

thereof, or upon the deductibility of the contribution under
Section 404 of the Internal Revenue Code of 1986, shall be returned to the Employer within one year after the payment of the contribution, the denial of the qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

                                ARTICLE IX

                         MISCELLANEOUS PROVISIONS

     9.01 Corporate Merger or Consolidation. In the event of a merger or consolidation of the Employer or transfer of all or substantially all of its assets to any other corporation, provisions may be made by such successor corporation at its election for the continuance of this agreement and the Stock Bonus Plan created hereunder as to such successor entity. Such successor shall, upon its election to continue this Plan, be substituted in place of the Employer by an instrument duly authorizing such substitution accompanied by a certified copy of the resolutions of the Board of Directors of the Employer and its successor authorizing such substitution and delivered to the Trustee, and the Trustee and all Participants hereunder shall be authorized to recognize such successor in the place of the Employer.

     9.02 Plan Transfer or Merger. In the case of any merger or consolidation with or transfer of assets or liabilities of this Plan to any other Plan, such merger, consolidation or transfer shall by its terms provide that each Participant of the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

     9.03 Plan Benefits Not Subject to Claims of Creditors. None of the benefits or beneficial interests under the Plan are subject to the claims of creditors of Participants or their Beneficiaries, and will not be subject to attachment, garnishment or any other legal process except pursuant to a Qualified Domestic Relations Order as defined in Section 414(p) of the Internal Revenue Code. Neither a Participant nor his Beneficiaries may assign, sell, borrow on, or otherwise encumber any of his beneficial interest in the Plan and Trust Fund, nor shall any such benefits be in any manner liable for or subject to the deeds, contracts, liabilities, engagements, or torts of any Participant or Beneficiary.

     9.04 No Contractual Obligation.   Although it is the intention
of the Employer that this Plan shall be continued and its contributions made regularly, this Plan is entirely voluntary on the part of the Employer, and the continuance of the Plan and the payments thereunder are not assumed as a contractual obligation of the Employer.
                                    43

     9.05 Suspension of Employer Contributions. The Sponsoring Employer specifically reserves the right in its sole and uncontrolled discretion and by its official and authorized acts, to modify, suspend (in whole or in part) at any time or from time to time and for any period or periods, or to discontinue at any time the contributions under this Plan.

     9.06 No Right of Employment. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon such individual as a Participant in the Plan.

     9.07 Governing Law. This Plan shall be construed in accordance with the laws of the State of Missouri, except where such laws are superseded by the Employee Retirement Income Security Act of 1974, as amended, in which case such Act shall control.

     9.08 Distribution to a Minor or Incompetent. In making any distribution to or for the benefit of any minor or incompetent the Committee, in its sole, absolute and uncontrolled discretion may, but need not, order the Trustee to make such distribution to a legal or natural guardian, and any such guardian shall have full authority and discretion to expend such distribution for the use and benefit of such minor or incompetent, and the receipt of such guardian shall be a complete discharge to the Trustee, without any responsibility on its part or on the part of the Committee to see to the application thereof.

     9.09 Named Fiduciaries. For purposes of Part 4 of Title I of the Employee Retirement Income Security Act of 1974, the Sponsoring Employer, the Trustee, and the Committee shall each be named fiduciaries. All actions by named fiduciaries shall be in accordance with the terms of this Plan and of the Trust insofar as such documents are consistent with the provisions of Title I of the Employee Retirement Income Security Act of 1974. Each named fiduciary shall act solely in the interest of Participants and Beneficiaries and for the exclusive purpose of providing benefits and defraying reasonable administrative expenses. Each named fiduciary shall discharge his respective duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Without limiting the generality of the above, it is specifically provided that the appointment and retention of the members of the Committee is a duty of the Sponsoring Employer for purposes of this
Section 9.09.

     9.10 Committee and Trustee Responsibilities. The Committee shall be responsible for the administration and management of the

                                    44
Plan except for those duties herein specifically allocated to the Trustee or reserved by the Sponsoring Employer. Subject to the objectives and purposes of the Plan (as recited in the preamble to Article V of the Trust Agreement), the Trustee shall have exclusive responsibility for the management and control of the assets of the Plan except to the extent the Sponsoring Employer directs the purchase of Employer Stock from the treasury stock of the Sponsoring Employer. Each named fiduciary shall be responsible only for the specific duties assigned above and shall not be directly or indirectly responsible for the duties assigned to another fiduciary. The Committee shall be deemed the administrator for purposes of the Employee Retirement Income Security Act of 1974.

     9.11 Nondiversion Clause. There shall be no diversion of any portion of the assets of the Trust Fund other than for the exclusive benefit of Participants and their Beneficiaries.

     9.12 Voting Rights. Each Participant shall be entitled to vote in the manner set out in this section all shares of Employer Stock credited to his Accounts or to tender or exercise similar rights with respect to all or part of the shares of Employer Stock credited to his Accounts, irrespective of whether such Accounts are derived from Company or Participant contributions and irrespective of whether all or a part of the Employer Stock credited to such Accounts may not yet have become fully vested and nonforfeitable.

     The Committee shall determine, as of the latest practicable date contemporaneous with or prior to the record date for each meeting of stockholders, the number of shares of Employer Stock credited to each Participant's Accounts. The Committee shall then furnish each Participant prior to such meeting the proxy statement for the meeting together with a form to be returned to the Committee on which the Participant may set forth his instructions for the voting of shares of Employer Stock credited to his Accounts. Upon receipt of such instructions the Committee shall instruct the Trustee to vote such shares in accordance with the Participant's instructions. If, within such reasonable period of time prior to any such meeting of stockholders as may be specified by the Committee no instructions shall have been received by the Committee from such Participant, the Committee shall instruct the Trustee to vote, in person or by proxy, such shares of Employer Stock in the manner determined by the Committee in its sole discretion. The Committee shall, in its sole discretion, also be entitled to direct the Trustee how to vote all shares of Employer Stock held by the Trustee upon any matters as to which as a practical matter no instructions can be given by Participants prior to any meeting.

     9.13 Table of Contents; Captions. The Table of Contents and the captions have been placed in this Plan solely as a matter of convenience and for reference. They do not describe the scope or intent of this Plan and they shall not affect its interpretation.
                                    45

                                 ARTICLE X

                 ROLLOVER CONTRIBUTIONS AND ESOP TRANSFERS

     10.01 Eligible Rollover Contributions. A nonbargaining Employee of an Employer who has had distributed to him his entire interest in a plan which meets the requirements of Section 401(a) of the Internal Revenue Code as a result of (i) termination of employment, (ii) plan termination, (iii) disability, or (iv) on or after he has attained age fifty-nine and one-half (59 1/2), may, regardless of whether he is presently eligible to participate in this Plan and in accordance with procedures approved by the Committee, transfer part or all of the distribution received from such other plan to the Trust Fund for this Plan provided the following conditions are satisfied:

            (a) the transfer is either made directly from the other plan or is made on or before the sixtieth (60th) day following his receipt of the distribution from the other plan, or, if such distribution had previously been deposited in an Individual Retirement Account (as defined in Section 408 of the Internal Revenue Code), if the transfer occurs on or before the sixtieth (60th) day following his receipt of such distribution from the Individual Retirement Account plus any earnings credited thereon to such Individual Retirement Account;

            (b) the distribution from the other plan is a "qualified rollover distribution" within the meaning of subsection 402(c)(4) of the Internal Revenue Code; and

            (c) the amount transferred is not more than the eligible rollover distribution plus any earnings on such sum accrued during the period, if any, in which such sum was held in an Individual Retirement Account.

            The Committee shall develop such procedures, and may require such information from the Employee desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section 10.01. Upon approval by the Committee, the amount transferred shall be deposited in the Trust Fund and shall be credited to the Employee's Rollover Account/Other Investments and Rollover Account/Stock (hereinafter referred to as "Rollover Accounts"). Rollover Accounts may not be invested in diversified investments under
Section 4.08 hereof. Upon a transfer by an Employee who is not a Participant hereunder, his Rollover Accounts shall represent his sole interest in the Plan until he becomes a Participant.

            If an Employee transfers assets as provided in this
Section 10.01, the fair market value of the assets transferred shall be credited to his Rollover Account/Other Investments and

                                    46

sold. As soon as reasonably practicable the proceeds from the sale of such transferred assets in his Rollover Account/Other
Investments shall be invested as a part of the entire Trust Fund in shares of Employer Stock.

            A Participant may elect at any time to withdraw from his Rollover Accounts all or any part of (i) the shares of Employer Stock then credited to such Stock Account, and (ii) the amount then constituting such Other Investments Account. Any such withdrawal shall be made in accordance with the provisions of Section 5.06
(even though the Participant has not attained age 60) in shares of Employer Stock and in cash for the fractional shares and the amount distributable from such Other Investment Accounts. If a Participant who has not Attained Age fifty-nine and one-half (59 1/2) requests a withdrawal from his Rollover Accounts, such request shall not be granted unless the Participant acknowledges in writing that he understand the amount withdrawn

            (i) will be subject to a ten percent (10%) federal excise tax penalty;

            (ii) will also be taxed as ordinary income for federal income tax purposes; and

           (iii) will be reported to the Internal Revenue Service for such purposes.

     10.02  ESOP Transfer Contributions.     Any Employee who is
either (1) a Participant making contributions pursuant to Section 2.02(a) of this Plan as of December 31, 1989, or (2) a Limited Participant as of December 31, 1989, and who receives a distribution from the Leggett & Platt, Incorporated Employee Stock Ownership Plan (herein referred to as the "ESOP") as a result of the termination of the ESOP, may elect to have the entire amount of such distribution transferred to the Trust Fund under this Plan and credited to his ESOP Transfer Account/Other Investments and ESOP Transfer Account/Stock. Such election shall be made in writing on forms provided by the Committee. ESOP Transfer Contributions shall be transferred directly from the trustee of the ESOP to the Trustee of this Plan as soon as reasonably practicable following the termination of the ESOP.

            A Participant may elect at any time to withdraw from his ESOP Transfer Accounts all or any part of (i) the shares of Employer Stock then credited to such Stock Account, and (ii) the amount then constituting such Other Investments Account. Any such withdrawal shall be made in accordance with the provisions of
Section 5.06 (even though the Participant has not attained age 60) in shares of Employer Stock and in cash for the fractional shares and the amount distributable from such other Investment Accounts.
If a Participant who has not Attained Age fifty-nine and one-half (59 1/2) requests a withdrawal from his ESOP Transfer Accounts, such

                                    47

request shall not be granted unless the Participant acknowledges in writing that he understand that the amount withdrawn

            (i) will be subject to a ten percent (10%) federal excise tax penalty;

           (ii) will also be taxed as ordinary income for federal income tax purposes;

          (iii) will be reported to the Internal Revenue Service for such purposes.

     10.03 Vesting in Rollover Contributions and ESOP Transfer Contributions. A Participant's Rollover Account/Other Investments, Rollover Account/Stock, ESOP Transfer Account/Other Investments, and ESOP Transfer Account/Stock shall be fully vested at all time.

     10.04 Adjustment of Rollover Accounts and ESOP Transfer Accounts. After the Rollover Accounts and ESOP Transfer Accounts become a part of the Trust Fund pursuant to Section 10.01 and
Section 10.02 they shall share in the gains and losses of the Trust Fund, in accordance with the terms of Section 4.02 and
Section 4.03.

     10.05 Distribution of Rollover Accounts and ESOP Transfer Accounts upon Disability. When the Employee retires (including retirement for Total and Permanent Disability), he shall be entitled to a distribution of the full value of his Rollover Accounts and ESOP Transfer Accounts, determined as of the Valuation Date coincident with or immediately succeeding his retirement.
Such distribution shall be made in the form of payment elected in accordance with Section 5.09.

     10.06 Distribution of Rollover Accounts and ESOP Transfer Accounts upon Death. If the Employee dies before his Rollover Accounts and ESOP Transfer Accounts are distributed to him, his Beneficiary shall be entitled to the full value of his Rollover Accounts and ESOP Transfer Accounts determined as of the Valuation Date coincident with or immediately succeeding his date of death. Such full value shall be applied to provide a Death Benefit in accordance with Section 5.03 hereof.

     10.07 Distribution of Rollover Accounts and ESOP Transfer Accounts upon Termination of Employment. If an Employee terminated employment for any reason other than retirement or death, his Rollover Accounts and ESOP Transfer Accounts shall continue to be held in the Trust Fund, and shall share in the gains and losses thereof in accordance with Section 4.02 and Section 4.03, until the first to occur of (i) the date the Employee requests such funds be transferred to another funding medium, (ii) the Employee's death, or (iii) the date benefits become payable to the Employee under the terms of this Plan.

                                    48
     10.08 Form of Distribution. Any former Employee or retired Employee who is entitled to a distribution under the terms of this Plan may request, and the Committee shall agree to, a lump sum distribution of his entire vested interest hereunder, as soon as reasonably practicable, in order that such distribution may (i) be transferred to an Individual Retirement Account described in
Section 408(a) of the Internal Revenue Code of 1986, as amended, or
(ii) be applied to purchase an Individual Retirement Annuity described in Section 408(b) of such Code, or (iii) be transferred to an employee's trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code. Upon the transfer of the Employee's entire vested interest, the Employee shall be entitled to no further benefits under the terms of the Plan.

                                ARTICLE XI

                           TAX EQUITY AND FISCAL
                        RESPONSIBILITY ACT OF 1982
                           TOP-HEAVY PROVISIONS

     11.01 Application. The provisions of this Article XI shall only be applicable if the Plan becomes "top-heavy" (as defined in Section 416(g) of the Internal Revenue Code), aggregating this Plan and any defined benefit plan sponsored by the Employer; i.e., generally, if sixty percent (60%) or more of the value of the Accounts of Participants of this Plan and the accrued benefits of members of any defined benefit plan sponsored by the Employer as of any "determination date" (as defined in Section 416(g)(4) of the Code, i.e., December 31) beginning as of December 31, 1983, is attributable to "key employees" (as defined in Section 416(i)(1) of the Code). For this purpose, benefit payments to "key employees" during the Accounting Year (ending with such determination date) or in any of the four (4) immediately preceding calendar years shall be taken into account. The present value of accrued benefits in any defined benefit plan sponsored by the Employer shall be determined on the basis of the actuarial assumptions then being used to comply with Section 401(a)(25) of the Internal Revenue Code. If the Plan becomes "top-heavy" as of any determination date, then effective in the next succeeding Accounting Year, the provisions of this Article XI shall apply.

     11.02 Special Vesting Rule. Notwithstanding the provisions of Sections 4.02 and 4.03 hereof to the contrary, a Participant shall be fully vested in his Accounts hereunder upon the completion of three (3) years of Vesting Service as determined in accordance with the following schedule:


                                    49

               Years of Vesting Service      Vesting Percentage

               Less than 3 years                       0%
               3 years or more                       100%

         11.03 Special Minimum Contribution. If this Plan becomes "top-heavy," the minimum employer contribution required by
Section 416(c) of the Internal Revenue Code shall be satisfied by the defined benefit plan maintained by the Employer which also covers all Employees who are covered by this Plan.

         11.04 Special Minimum Combined Plans Limit. Notwithstanding the provisions of Section 3.05 hereof to the contrary, the denominator of the defined contribution plan fraction and defined benefit plan fraction shall, if this Plan becomes "top-heavy," be amended to read one hundred percent (100%) rather than one hundred twenty-five percent (125%) of the applicable dollar limits.

         11.05 Key Employee Defined. The term "key employee" shall have the same meaning as is specified in Section 416(i)(1) of the Internal Revenue Code, i.e., (i) certain officers of the Employer (but not more than fifty (50) officers or, if less, three (3) officers or ten percent (10%). of all employees), (ii) the ten (10) employees with the largest equity ownership of the Employer, (iii) any Participant with a five percent (5%) equity interest in the Employer and (iv) any Participant with a one percent (1%) equity interest in the Employer whose annual compensation in any Plan Year is One Hundred Fifty Thousand Dollars ($150,000) or more. The term "key employee" as of any determination date shall be applied to any Participant, former Participant or retired Participant (or his spouse or Beneficiary) who was a "key employee" during the Accounting Year (ending with the determination date) or in any of the four (4) preceding Accounting Years.
















                                    50

                                SIGNATURES

         IN WITNESS WHEREOF, the Sponsoring Employer has caused this
Restated Plan to be executed this      day of               , 1989,
but to be effective as of January 1, 1989.

ATTEST:          (SEAL)  LEGGETT & PLATT, INCORPORATED, the
                         Sponsoring Employer



                              By:
         Secretary                         President




































                                    51